Exhibit 10.25

EXECUTION COPY

$20,000,000 Yen Denominated

CREDIT AGREEMENT

Dated as of October 30th, 2001

Between

CYMER JAPAN, INC.

and

WELLS FARGO HSBC TRADE BANK, N.A.

ARTICLE 4

CERTAIN COVENANTS

A.
Section 4.01	Preservation of Existence and Properties, Scope of Business, Compliance with Law, Payment of Taxes and Claims, Preservation of Enforceability.
Section 4.02	Insurance.
Section 4.03	Use of Proceeds.

B.
Section 4.04	Guaranties.
Section 4.05	Liens.
Section 4.06	Restricted Payments.
Section 4.08	Minimum Tangible Net Worth.
Section 4.10	Benefit Plans.
Section 4.11	Transactions with Affiliates.
Section 4.12	Issuance or Disposition of Capital Securities.

ARTICLE 5

FINANCIAL STATEMENTS AND INFORMATION

Section 5.01	Financial Statements and Information to Be Furnished.
(a) Quarterly Financial Statements; Officer’s Certificate.
(b) Year-End Financial Statements; Accountants’ and Certificates.
(c) Requested Information.
(d) Notice of Defaults, Material Adverse Changes and Other Matters.
Section 5.02	Accuracy of Financial Statements and Information.
(a) Historical Financial Statements.
(b) Future Financial Statements.
(c) Historical Information.
(d) Future Information.
Section 5.03	Additional Covenants Relating to Disclosure.
(a) Accounting Methods and Financial Records.
(b) Fiscal Year.
(c) Visits, Inspections and Discussions.

ARTICLE 6

DEFAULT

Section 6.01	Events of Default.
Section 6.02	Remedies upon Event of Default.

CREDIT AGREEMENT

Dated as of October 30th, 2001

CYMER JAPAN, INC., a Japanese corporation, and WELLS FARGO HSBC TRADE BANK, N.A. agree as follows (with certain terms used herein being defined in Article 9):

ARTICLE 1

CREDIT FACILITY

Section 1.01             Commitment to Lend.  Upon the terms and subject to the conditions of this Agreement, the Bank agrees to make, from time to time during the period from the Agreement Date through the Termination Date, one or more Loans to the Borrower in an aggregate unpaid principal amount not exceeding at any one time outstanding the Commitment at such time.

Section 1.02             Manner of Borrowing.  (a)  The Borrower shall give the Bank notice (which shall be irrevocable) no later than 2:00 p.m. (California time) on the third Business Day before the requested date for the making of any Loan (such third Business Day being called the “Notification Date”).  Each such notice of borrowing shall be in the form of Schedule 1.02  and shall specify (a) the requested date for the making of the requested Loan, which shall be a Business Day, (b) the account to which proceeds of the Loan will be remitted, (c) the Maturity Date for such Loan requested pursuant to Section 1.04, and (d) the amount of such Loan, the Dollar Equivalent of which (determined as of the Notification Date) shall not be less than $5,000,000 (unless the requested Loan is for the entire undrawn amount of the Commitment then available for borrowing hereunder).  Not later than the second Business Day before the requested date for the making of such Loan, the Bank will determine the Dollar Equivalent of the amount of the requested Loan as of the Notification Date, and notify the Borrower if (i) the requested amount of the Loan would exceed the undrawn Commitment (determined as of the Notification Date, but assuming that all other Loans which are scheduled to mature on or prior to the date requested for the making of such Loan will be duly repaid), whereupon the amount of the requested Loan will be reduced to the undrawn Commitment, and (ii) the Bank is unable to accept the Borrower’s requested Maturity Date due to its inability to obtain funding for the relevant maturity on commercially reasonable terms, whereupon the Maturity Date of the Loan will be such date as may be determined by the Bank.

(b)  Each Loan so requested shall be disbursed by the Bank not later than the requested date therefor (Tokyo time) in Yen in funds immediately available to the Borrower by credit to an account of the Borrower as shall have been specified in the applicable notice of borrowing and as shall be acceptable to the Bank; provided that the Borrower hereby irrevocably directs the Bank to apply the proceed of any Loan to any amounts then due hereunder (including any unpaid principal amount of and interest accrued on any other Loan maturing on or prior to the date of disbursement of such Loan).

Section 1.03             Interest.  (a)  Rates.  Unless an Event of Default is continuing, each Loan and each other amount due and payable under the Borrower Loan Documents shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the applicable Adjusted Euroyen Rate for the Interest Period plus 1.5%.  Any principal or interest on any Loan, and any other amount payable under the Loan Documents, which is not paid when due, and during an Event of Default, shall bear interest at a rate per annum equal to the applicable Post-Default Rate (whether before or after judgment).

(b)  Payment.  Interest shall be payable, (a) in the case of any Loan, (i) on the last day of the Interest Period (and, if the duration of an Interest Period is longer than three months, at intervals of three months after the first day of such Interest Period), (ii) when such Loan shall be due (whether at maturity, by reason of notice of prepayment or acceleration or otherwise), but only to the extent then accrued on the amount then so due, and (b) in the case of all other amounts due and payable under the Borrower Loan Documents, promptly on demand.  Interest at the Post-Default Rate shall be payable on demand.

(c)  Maximum Interest Rate.  Nothing contained in the Loan Documents shall require the Borrower at any time to pay interest at a rate exceeding the Maximum Permissible Rate. If interest payable by the Borrower on any date would exceed the maximum amount permitted by the Maximum Permissible Rate, such interest payment shall automatically be reduced to such maximum permitted amount, and interest for any subsequent Loans, to the extent less than the maximum amount permitted for such Loans by the Maximum Permissible Rate, shall be increased by the unpaid amount of any other Loan.  Any interest actually received for any Loan in excess of such maximum amount permitted for such period shall be deemed to have been applied as a prepayment of the Loans in the inverse order of maturity.

Section 1.04             Repayment.  Unless required to be repaid earlier pursuant to the terms of this Agreement, each Loan shall be repaid by Borrower in full on the Maturity Date.  The Maturity Date for each Loan shall be approximately the same day as the date of making the Loan in the first, second, third, or sixth calendar months after the date of the making of such Loan as may be requested by the Borrower in a notice of borrowing and approved and accepted by the Bank which approval or acceptance shall not be withheld other than due to the Bank’s inability to obtain funding for the relevant maturity on commercially reasonable terms; provided that if the Maturity Date would not otherwise be a Business Day, such day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case Maturity Date shall be the next preceding Business Day.

Section 1.05             Prepayments.  The Borrower acknowledges that the Bank may enter into currency and/or interest rate swap agreements in order to fund the Loans, the termination of which may result in substantial costs.  Accordingly, the Borrower agrees that it shall have no voluntary right to repay or prepay any Loan in whole or in part prior to the Maturity Date, and that in the event any Loan is repaid or prepaid (whether by acceleration prior to the maturity or any other reason) in whole or in part prior to the Maturity Date, the Borrower shall compensate the Bank for any losses, costs, or expenses pursuant to Section 7.04.

Section 1.06             Evidence of Indebtedness.  The Loans and the Borrower’s obligation to repay the Loans with interest in accordance with the terms of this Agreement shall be evidenced by this Agreement, a single Note, and the records of the Bank.  The Bank shall be authorized to make notations on the Note to reflect borrowings and payments.  The notations and records of the Bank shall be conclusive evidence of the Loans and accrued interest thereon and of all payments made in respect thereof, absent manifest error.

Section 1.07             Commitment Fee; Reduction of Commitment.  The Borrower shall pay to the Bank a commitment fee in Dollars on the daily unused amount of $20,000,000 (utilization to be calculated at the exchange rate applicable to the borrowing of each Loan hereunder from time to time as may be relevant for such calculation) for each day from the Agreement Date through the Termination Date, as calculated by the Bank on a quarterly basis in arrears based upon the daily utilization for that quarter, at a rate per annum of 0.20%, due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year, the Termination Date and on the date of any reduction of the Commitment (to the extent accrued and unpaid on the amount of the reduction). The Borrower may reduce the Dollar Equivalent of the Commitment by giving the Bank notice (which shall be irrevocable) thereof no later than 10:00 a.m. (California time) on the fifth Business Day before the requested date of such reduction, except that, (a) no reduction of the Commitment shall be effective prior to the 180th day after the Agreement Date, (b) no partial reduction shall be in an amount less than $5,000,000, (c) no reduction may reduce the Dollar Equivalent of the Commitment to an amount less than the aggregate amount of the Loans outstanding hereunder, and (d) once reduced, such reduced amount cannot be increased thereafter.

Section 1.08             Computation of Interest and Fees.  Interest and the commitment fee shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. Interest for any period shall be calculated from and including the first day thereof to and including the last day thereof.

Section 1.09             Payments by the Borrower.  (a)  Time, Place and Manner.  All payments due to the Bank under the Borrower Loan Documents shall be made to the Bank at the Bank’s Office or at such other address as the Bank may designate by notice to the Borrower.  All such payments shall be made for the account of the Lending Office.  A payment shall not be deemed to have been made on any day unless such payment has been received by the Bank, at the required place of payment, in Yen (or such other currency as may be specified herein) in funds immediately available to the Bank on such day.

(b)  No Reductions.  The Borrower represents and warrants to the Bank that all payments by the Borrower will be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivisions in or of the United States of America, Japan, or any other jurisdiction from or to which a payment is made by or on behalf of the Borrower or by any federation or organization of which the United States of America or such other jurisdiction is a member at the time of payment, except for any Japanese withholding Taxes imposed at a rate not exceeding 10% on each payment of interest and commitment fee to the extent required to be withheld or deducted under Applicable Law.

(c)  Grossing-up of Payments.  If the Borrower or any other person or entity is required by law to make any deduction or withholding on account of any such tax from any sum paid or payable by the Borrower to the Bank hereunder:

(i)   the Borrower shall notify the Bank of any such requirement or any change in any requirement as soon as the Borrower becomes aware of it;

(ii)   the Borrower shall pay any such tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if that liability is imposed on the Bank on behalf of and in the name of Bank) for the Bank’s account;

(iii)   The sum payable by the Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Bank receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a net sum equal to what it would have received and so retained had no such deduction, withholding or payment been required or made; and

Within thirty (30) days after payment of any sum from which it is required by law to make any deductions or withholding and within thirty (30) days after the due date of payment of any tax which it is required by Applicable Law to pay, the Borrower shall deliver to the Bank any original vouchers or receipts, or certified copies of such vouchers or receipts, evidencing payment of such withholding tax and any other documents or information relating to such payments received by the Borrower from governmental authorities in the country levying such withholding taxes.

(iv)   Notwithstanding the foregoing, the Borrower shall not be required to gross up any Japanese withholding Taxes imposed at a rate not exceeding 10% on each payment of interest and commitment fee to the extent required to be withheld or deducted under Applicable Law, provided that the Borrower has complied with all of the requirements of the foregoing clauses of this Section 1.09(c).

(d)  Authorization to Charge Accounts.  The Borrower hereby authorizes the Bank, if and to the extent any amount payable by the Borrower under the Borrower Loan Documents is not otherwise paid when due, to charge such amount against any or all of the accounts of the Borrower with the Bank or any of its Affiliates (whether maintained at a branch or office located within or without the United States), with the Borrower remaining liable for any deficiency.

(e)  Extension of Payment Dates.  Whenever any payment to the Bank under the Borrower Loan Documents would otherwise be due (except by reason of acceleration) on a day that is not a Business Day, such payment shall instead be due on the next succeeding Business Day, unless such extension would cause payment to be due in the next succeeding calendar month, in which case such due date shall be advanced to the next preceding Business Day.  If the date any payment under the Borrower Loan Documents is due is extended (whether by operation of any Borrower Loan Document, Applicable Law or otherwise), such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

ARTICLE 2

CONDITIONS TO LOANS

Section 2.01             Conditions to Initial Loan.  The obligation of the Bank to make the initial Loan is subject to its receipt of each of the following, in form and substance and, in the case of the materials referred to in clauses (a), (b), (c), (f) and (g), certified in a manner reasonably satisfactory to the Bank:

(a)  Copies of the Articles of Incorporation of the Borrower and minutes of the meeting of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, in form and substance reasonably satisfactory to the Bank (See Schedule 2.01(a));

(b)  Incumbency certificates and certified resolutions, articles of incorporation and bylaws from the President of Guarantor, in form and substance reasonably satisfactory to the Bank (See Schedule 2.01(b));

(c)  Certificate from a Director of the Borrower and Certificate from the Senior Vice President and Chief Financial Officer of the Guarantor, in form and substance reasonably satisfactory to the Bank in its sole discretion (See Schedule 2.01(c));

(d)  opinions of counsel for the Guarantor, dated the requested date for the making of such Loan, in form and substance reasonably satisfactory to the Bank;

(e)  an opinion of Messrs. Miyake and Yamazaki, counsel to the Borrower, or other counsel reasonably satisfactory to the Bank, in form and substance satisfactory to the Bank;

(f)  Certificate in the form of Schedule 2.01(f) from the appropriate officer of each Loan Party;

(g)  Unqualified good standing certificates from the Nevada and California Secretaries of State certifying that Guarantor is in good standing and has paid all franchise and other taxes;

(h)  a duly executed Note and a duly executed copy of each of the other Loan Documents, each of which shall have been duly entered into and be in full force and effect; and

(i)  Fax Transmission and Acceptance of Requests, Instructions, Documents and Information, duly executed by the Borrower.

Section 2.02             Conditions to Each Loan.  The obligation of the Bank to make each Loan, including the initial Loan, is subject to the determination of the Bank, in its sole and absolute discretion, that each of the following conditions has been fulfilled to the reasonable satisfaction of the Bank:

(a)  the Bank shall have received a notice of borrowing with respect to such Loan complying with the requirements of Section 1.02;

(b)  each Loan Document Representation and Warranty shall be true and correct in all material aspects at and as of the time such Loan is to be made, both with and without giving effect to such Loan and all other Loans to be made at such time and to the application of the proceeds thereof;

(c)  no Default shall have occurred and be continuing at the time such Loan is to be made or would result from the making of such Loan and all other Loans to be made at such time or from the application of the proceeds thereof;

(d)  the Bank shall have received such materials as it may have requested pursuant to Section 5.01(c);

(e)  such Loan will not contravene any Applicable Law;

(f)  all legal matters incident to such Loan and the other transactions contemplated by the Loan Documents shall be reasonably satisfactory to the Bank and its legal counsel; and

(g)  upon the making of such Loan, the aggregate unpaid principal of all Loans will not exceed the Commitment.

(h)  Parent Credit Agreement is in full force and effect and the Parent is in full compliance with all of the covenants thereunder.

(i)  the unpaid principal and interest of any Loan hereunder maturing on or prior to the date of disbursement of such Loan has been paid in full.

Except to the extent that the Borrower shall have disclosed in the notice of borrowing, or in a subsequent notice given to the Bank prior to 5:00 p.m. (California time) on the Business Day before the requested date for the making of the requested Loans, that a condition specified in clause (b) or (c) above will not be fulfilled as of the requested time for the making of such Loans, the Borrower shall be deemed to have made a Representation and Warranty as of the time of the making of such Loans that the conditions specified in such clauses have been fulfilled as of such time.  No such disclosure by the Borrower that a condition specified in clause (b) or (c) above will not be fulfilled as of the requested time for the making of the requested Loans shall affect the right of the Bank to not make the Loans requested to be made by it if, in the Bank’s determination, such condition has not been fulfilled at such time.

ARTICLE 3

CERTAIN REPRESENTATIONS AND WARRANTIES

In order to induce the Bank to enter into this Agreement and to make each Loan, the Borrower represents and warrants as of the date hereof and on each day of subsequent borrowing, as follows:

Section 3.01             Organization; Power; Qualification.  The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation, and has the corporate power and authority to own its properties and to carry on its businesses as now being and hereafter proposed to be conducted.  The principal place of business of the Borrower is located at 4-17-8 Minamiyawata, Ichikawa-shi, Chiba Prefecture, Japan 272-0023.

Section 3.02             Subsidiaries.  As of the Agreement Date, the Borrower has no Subsidiary.  Any references to Borrower in Articles 3, 4, 5 and 6 of this Agreement shall be read as references to the Borrower and any Subsidiaries of the Borrower that may from time to time exist.

Section 3.03             Authorization; Enforceability; Required Consents; Absence of Conflicts.  The Borrower has the power, and has taken all necessary action (including, if a corporation, any necessary stockholder action) on the part of the Borrower to authorize it, to execute, deliver and perform in accordance with their respective terms the Borrower Loan Documents and to borrow hereunder in the unused amount of the Commitment.  This Agreement has been, and each of the other Borrower Loan Documents when delivered to the Bank will have been, duly executed and delivered by the Borrower and is, or when so delivered will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (whether enforcement is sought by proceedings in equity or at law).  The execution, delivery and performance in accordance with their respective terms by the Borrower of the Borrower Loan Documents, and each borrowing hereunder, whether or not in the amount of the unused Commitment, do not and (absent any change in any Applicable Law or applicable Contract) will not (a) require any Governmental Approval or any other consent or approval, including any consent or approval of any Subsidiary or any consent or approval of the stockholders of the Borrower, other than Governmental Approvals and other consents and approvals that have been obtained, are final and not subject to review on appeal or to collateral attack, are in full force and effect and, in the case of any such required under any Applicable Law or material Contract as in effect on the Agreement Date, are listed on Schedule 3.03, or (b) violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any Lien upon any assets of any of the Loan Party under, (i) any material Contract to which any Loan Party is a party or by which the any Loan Party or any of their respective properties may be bound or (ii) any Applicable Law binding upon any Loan Party or any of their respective properties.

Section 3.04             Litigation.  Except as set forth on Schedule 3.04, there are not, in any court or before any arbitrator of any kind or before or by any governmental or non-governmental body, any actions, suits or proceedings pending or threatened (nor, to the knowledge of the Borrower, is there any basis therefor) against or in any other way relating to or affecting (a) any Loan Party or any of such Loan Party’s businesses or properties or (b) any Loan Document, except actions, suits or proceedings that, if adversely determined, would not be reasonably expected to, singly or in the aggregate, have a Materially Adverse Effect on (x) any Loan Party or (y) any Loan Document.

Section 3.05             Burdensome Provisions.  The Borrower is not a party to or bound by any Contract or Applicable Law, compliance with which would reasonably be expected to have a Materially Adverse Effect on (a) any Loan Party or  (b) any Loan Document.

Section 3.06             No Adverse Change or Event.  Since June 29, 2001, no change in the business, assets, Liabilities, financial condition, results of operations or business prospects of the Borrower has occurred, and no event has occurred or failed to occur, that has had or would reasonably be expected to have, either alone or in conjunction with all other such changes, events and failures, a Materially Adverse Effect on (a) any Loan Party or (b) any Loan Document.

ARTICLE 4

CERTAIN COVENANTS

From the Agreement Date and until the Repayment Date,

A.                                   The Borrower shall:

Section 4.01             Preservation of Existence and Properties, Scope of Business, Compliance with Law, Payment of Taxes and Claims, Preservation of Enforceability.  (a) Preserve and maintain its corporate existence and all of its other franchises, licenses, rights and privileges necessary or desirable in the normal conduct of its business except in connection with sales of assets and mergers and consolidations permitted under Section 4.07, (b) preserve and protect all Intellectual Property, and preserve and maintain in good repair, working order and condition all other properties, required for the conduct of its business, (c) engage only in businesses in substantially the same fields as the businesses conducted on the Agreement Date, (d) comply with Applicable Law having jurisdiction over their respective businesses except such as may be contested in good faith or to which a bona fide dispute may exist, (e) pay or discharge when due all material Taxes and all Liabilities that might become a Lien on any of its properties, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided, and (f) take all action and obtain all consents and Governmental Approvals required so that its obligations under the Loan Documents will at all times be legal, valid and binding and enforceable in accordance with their respective terms, except that this

Section 4.01 (other than clauses (a), in so far as it requires any Loan Party to preserve its corporate existence, (c) and (f)) shall not apply in any circumstance where noncompliance, together with all other noncompliances with this Section 4.01, would not reasonably be expected to (assuming that any dispute or contest were to be determined adversely to the Borrower) have a Materially Adverse Effect on (x) any Loan Party or (y) any Loan Document.

Section 4.02             Insurance.  Maintain insurance with responsible insurance companies against at least such risks and in at least such amounts as is customarily maintained by similar businesses owning similar properties in localities where the Borrower operates, or as may be required by Applicable Law.

Section 4.03             Use of Proceeds.  Use the proceeds of the Loans only for general working capital and other general corporate requirements.  None of the proceeds of any of the Loans shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock.  If requested by the Bank, the Borrower shall complete and sign Part I of a copy of Federal Reserve Form U-1 referred to in Regulation U and deliver such copy to the Bank.

B.                                     The Borrower shall not, directly or indirectly:

Section 4.04             Guaranties.  Be obligated, at any time, in respect of any Guaranty, except that this Section 4.04 shall not apply to (a) Existing Guaranties and (b) Permitted Guaranties.

Section 4.05             Liens.  Permit to exist, at any time, any Lien upon any of its accounts receivables or its other properties or assets of any character, whether now owned or hereafter acquired, or upon any income or profits therefrom, except that this Section 4.05 shall not apply to Permitted Liens, provided, however, that if, notwithstanding this Section 4.05, any Lien to which this Section is applicable shall be created or arise, each relevant Loan Party shall automatically be deemed to have granted to the Bank a Lien equally and ratably with the other Liabilities secured thereby; provided further, however, that notwithstanding such equal and ratable securing, the existence of such Lien shall constitute a default by the Borrower in the performance or observance of this Section 4.05.  The Borrower shall deliver to the Bank from time to time upon demand, an updated extract from the land or such other register, evidencing the absence of any recorded mortgage, charge, pledge, security interest, lien or other encumbrance pertaining to the Borrower’s accounts receivables or other properties or assets.

Section 4.06             Restricted Payments.  Make or declare or otherwise become obligated to make any Restricted Payment, except that this Section 4.06 shall not apply to any Restricted Payment to the Parent or any wholly owned Subsidiary of the Parent if (a) at both the time of the declaration or other incurrence of the obligation to make such Restricted Payment, if any, and the time of the making thereof, and immediately after giving effect thereto, a Default would not exist and (b) the amount thereof, together with the amounts of all Restricted Payments that the Borrower and its Subsidiaries have made or declared or otherwise become obligated to make since the beginning of the fiscal year, would not exceed the annual Net Profit of the Borrower and its Subsidiaries.  This Section 4.06 shall not prohibit the payment of a dividend that constitutes a Restricted Payment if such Restricted Payment is made within 45 days of the declaration thereof and if this Section 4.06 did not apply to such Restricted Payment at the time of its declaration.

Section 4.07             Merger or Consolidation.  Merge into or consolidate with any other entity, except Borrower may merge or consolidate with any other entity so long as (1) the surviving, continuing or resulting entity (a) is a solvent corporation, (b) is in any similar line of business as the Borrower, and (c) expressly and unconditionally assumes the due and punctual performance of all obligations under this Agreement, and (2) there exists no Event of Default and after reasonable investigation by the Borrower no Event of Default will be created as a result of such merger or consolidation; make any substantial change in the nature of the Borrower’s business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity except in the ordinary course of business and (i) the Borrower may acquire all or substantially all of the assets or capital stock of any entity so long as the Borrower is the surviving or continuing entity, (ii) the Borrower may acquire all or substantially all of the capital stock or property of an entity in connection with a transaction in which the consideration consists of capital stock of the Borrower or any of the Borrower’s Subsidiaries or, to the extent any consideration consists of cash or other property (other than capital stock) such transaction would be permitted as a Permitted Investment (other than clauses (h) and (j) thereof), and (iii) there exists no Event of Default, nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of the Borrower’s assets except for sales, transfers or other dispositions of (i) worn-out or obsolete property or equipment, (ii) assets acquired in an acquisition subsequent to the Effective Date to the extent such assets are sold or otherwise disposed of for cash or any other consideration with represents the fair market value thereof, (iii) assets for fair market value to the extent that the net after tax proceeds of such transaction are applied within 365 days from the date of such transaction to the purchase, acquisition or construction of assets which are to be used in the business of the Borrower or any Subsidiary, (iv) assets which are substantially concurrently received in exchange for assets which are to be used in the business of the Borrower or any Subsidiary, (v) license agreements in the ordinary course of business for the use of any intellectual property or other intangible assets of the Borrower or any Subsidiary or the disposition of such intellectual property which is determined by the Borrower to be no longer in its best interests to retain, and (vi) factoring of accounts receivable from Nikon and Cannon for cash in the ordinary course of business under facilities substantially similar to those existing as of the date of this Agreement; provided that, in each case under this Section 4.07, the Guarantor expressly confirms to the Bank that the Guaranty Agreement and the Guarantor’s obligations thereunder remain in full force and effect and subject to no defense or impairment.

Section 4.08             Minimum Tangible Net Worth.  Permit Tangible Net Worth to be less than an amount, the Dollar Equivalent of which as of the date of the current financial statements is 1,200,000,000 yen.

Section 4.09             Minimum Net Profit.   Permit Net Profit as of the end of each of its quarterly accounting period to be less than zero.

Section 4.10             Benefit Plans.  Have any pension plan other than those that have been disclosed to and approved by the Bank prior to the Agreement Date.

Section 4.11             Transactions with Affiliates.  Effect any transaction with any Affiliate on a basis less favorable than would at the time be obtainable for a comparable transaction in arms-length dealing with an unrelated third party except (a) as set forth on Schedule 4.11, (b) transactions between the Borrower and the Guarantor, (c) payment of reasonable fees and compensation to officers and directors of the Borrower and reasonable indemnification arrangements entered into by the Borrower, including any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, employee stock options and employee stock ownership plans with respect to employees and officers of the Borrower, approved by the Board of Directors, and (d) reimbursement of out-of-pocket expenses incurred by directors in connection with Board of Directors meetings and other Board duties.

Section 4.12             Issuance or Disposition of Capital Securities.  Issue any of its Capital Securities or sell, transfer or otherwise dispose of any Capital Securities of any Subsidiary without the prior written consent of the Bank.

ARTICLE 5

FINANCIAL STATEMENTS AND INFORMATION

Section 5.01             Financial Statements and Information to Be Furnished.  From the Agreement Date and until the Repayment Date, the Borrower shall furnish to the Bank:

(a)  Quarterly Financial Statements; Director’s Certificate.  As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, commencing with the quarterly period ended September 28, 2001, balance sheets of the Borrower as at the end of such quarterly period and the related statements of income and retained earnings of the Borrower for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, setting forth in each case in comparative form the figures for the corresponding periods of the previous fiscal year, and accompanied by a certificate with respect thereto of a Representative Director of the Borrower in the form of Schedule 5.01(a).

(b)  Year-End Financial Statements; Accountants’ and Director’s Certificates.  As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2001:

(i)  balance sheets of the Borrower as at the end of such fiscal year and the related statements of income and retained earnings of the Borrower for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year;

(ii)  an audit report of Shin Nihon Ernst & Young, or other independent certified public accountants of recognized standing satisfactory to the Bank, on such of the financial statements referred to in clause (i) as financial statements, which report shall be in scope and substance reasonably satisfactory to the Bank; and

(iii)  a certificate of a Director of the Borrower in the form of Schedule 5.01(b).

(c)  Requested Information.  From time to time and promptly upon reasonable request of the Bank, such Information regarding the Borrower Loan Documents, the Loans or the business, assets, Liabilities, financial condition, results of operations or business prospects of any Loan Party as the Bank may reasonably request, in each case in form and substance and certified in a manner reasonably satisfactory to the Bank.

(d)  Notice of Defaults, Material Adverse Changes and Other Matters.  Prompt notice of: (i) any Default, (ii) the acquisition or formation of a new Subsidiary and, in the case of each such new Subsidiary, its name, jurisdiction of incorporation, the percentages of the various classes of its Capital Securities owned by the Borrower and whether or not such new Subsidiary is a Consolidated Subsidiary, (iii) any change in the name of any Subsidiary, its jurisdiction of incorporation, the percentages of the various classes of its Capital Securities owned by the Borrower or its status as a Consolidated or non-Consolidated Subsidiary, (iv) the threatening or commencement of, or the occurrence or nonoccurrence of any change or event relating to, any action, suit or proceeding that would cause the Representation and Warranty contained in Section 3.04 to be incorrect if made at such time, (v) the occurrence or nonoccurrence of any change or event that would cause the Representation and Warranty contained in Section 3.06 to be incorrect if made at such time, (vi) any amendment of the articles of incorporation of the Borrower, and (vii) any transaction referred to in Section 4.07.

Section 5.02             Accuracy of Financial Statements and Information.

(a)  Historical Financial Statements.  The Borrower hereby represents and warrants that (i) Schedule 5.02(a) sets forth a complete and correct list of the financial statements submitted by the Borrower to the Bank in order to induce it to execute and deliver this Agreement, (ii) such financial statements are complete and correct and present fairly in all material respects, in accordance with Generally Accepted Accounting Principles (subject, in the case of unaudited statements, to good faith year-end audit adjustments and the absence of auditor’s footnotes), the financial position of the Borrower as at their respective dates and the results of operations, retained earnings and, as applicable, changes in financial position of the Borrower for the respective periods to which such statements relate, and (iii) except as disclosed or reflected in such financial statements, as at June 29, 2001, the Borrower did not have any Liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, has had or might have a Materially Adverse Effect on the Borrower.

(b)  Future Financial Statements.  The financial statements delivered pursuant to Section 5.01(a) or (b) shall be complete and correct and present fairly in all material respects, in accordance with Generally Accepted Accounting Principles (except for changes therein or departures therefrom that are described in the certificate or report accompanying such statements and that have been approved in writing by the Borrower’s then current independent certified public accountants)(subject, in the case of unaudited statements, to good faith year-end audit adjustments and the absence of auditor’s footnotes), the financial position of the Borrower as at that date and the results of operations and retained earnings of the Borrower for the respective periods to which such statements relate, and the furnishing of the same to the Bank shall constitute a representation and warranty by the Borrower made on the date the same are furnished to the Bank to that effect and to the further effect that, except as disclosed or reflected in such financial statements, as at the respective dates thereof, the Borrower did not have any Liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, has had or might have a Materially Adverse Effect on the Borrower.

(c)  Historical Information.  The Borrower hereby represents and warrants that all Information furnished to the Bank by or on behalf of the Borrower prior to the Agreement Date in connection with or pursuant to the Loan Documents and the relationships established thereunder, at the time the same was so furnished, but in the case of Information dated as of a prior date, as of such date, (i) in the case of any Information prepared in the ordinary course of business, was complete and correct in all material respects in the light of the purpose prepared, and, in the case of any Information the preparation of which was requested by the Bank, was complete and correct in all material respects in light of the circumstances under which the Information was given to the extent necessary to give the Bank true and accurate knowledge of the subject matter thereof, (ii) did not contain any untrue statement of a material fact in light of the circumstances under which the Information was given, and (iii) did not omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they were made.

(d)  Future Information.  All Information furnished to the Bank by or on behalf of any Loan Party on or after the Agreement Date in connection with or pursuant to the Loan Documents or in connection with or pursuant to any amendment or modification of, or waiver of rights under, the Loan Documents, shall, at the time the same is so furnished, but in the case of Information dated as of a prior date, as of such date, (i) in the case of any Information prepared in the ordinary course of business, be complete and correct in all material respects in the light of the purpose prepared, and, in the case of any Information required by the terms of the Loan Documents or the preparation of which is requested by the Bank, be complete and correct in all material respects in light of the circumstances under which the Information is delivered to the extent necessary to give the Bank true and accurate knowledge of the subject matter thereof, (ii) not contain any untrue statement of a material fact in all material respects in light of the circumstances under which the Information is delivered, and (iii) not omit to state a material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they are made, and the furnishing of the same to the Bank shall constitute a representation and warranty by the Borrower made on the date the same are so furnished to the effect specified in clauses (i), (ii) and (iii).

Section 5.03             Additional Covenants Relating to Disclosure.  From the Agreement Date and until the Repayment Date, the Borrower shall:

(a)  Accounting Methods and Financial Records.  Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or necessary to permit (i) the preparation of financial statements required to be delivered pursuant to Section 5.01(a) and (b) and (ii) the determination of the compliance of the Borrower with the terms of the Loan Documents.

(b)  Fiscal Year.  Maintain the same opening and closing dates for each fiscal year as for the fiscal year reflected in the Base Financial Statements or, if the opening and closing dates for the fiscal year reflected in the Base Financial Statements were determined pursuant to a formula, determine the opening and closing dates for each fiscal year pursuant to the same formula.

(c)  Visits, Inspections and Discussions.  Permit, or, in the case of premises, property, books, records or Persons not within its immediate control, promptly take such actions as are necessary or desirable in order to permit, representatives (whether or not officers or employees) of the Bank, from time to time, as often as may be reasonably requested upon 24 hour prior written notice during regular business hours, to (i) visit any of its premises or property or any premises or property of others on which any of its property or books and records (or books and records of others relating to it) may be located, (ii) inspect, and verify the amount, character and condition of, any of its property, (iii) review and make extracts from its books and records and books and records of others relating to it, including management letters prepared by its independent certified public accountants, and (iv) discuss with any principal officers and independent certified public accountants, its business, assets, Liabilities, financial condition, results of operation. The Borrower hereby authorizes and directs all principal offices, independent certified public accountants and suppliers (i) to permit representatives of the Bank to make such visits, inspections, reviews and extracts of premises, property, books and records within their possession or control and (ii) to discuss such matters with such representatives.

ARTICLE 6

DEFAULT

Section 6.01             Events of Default.  Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary, or within or without the control of the Borrower or any other Loan Party, or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

(a)  Any payment of principal of or interest on any of the Loans or of the commitment fee shall not be made within five (5) days after its due date (whether at maturity, by reason of notice of prepayment or acceleration or otherwise) and in accordance with the terms of this Agreement;

(b)  Any Loan Document Representation and Warranty shall at any time prove to have been incorrect or misleading in any material respect when made;

(c)          (i)  The Borrower shall default in the performance or observance of

(A)  any term, covenant, condition or agreement contained in Section 4.01(a) (insofar as such Section requires the preservation of the corporate existence of the Borrower), 4.01(f), 4.03 through 4.12, 5.01(d)(i), 5.03(b) or 5.03(c); or

(B)  any term, covenant, condition or agreement contained in this Agreement (other than a term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this Section specifically dealt with) and, if capable of being remedied, such default shall continue unremedied for a period of 30 days after notice shall have been given by the Bank to the Borrower requiring that such default be cured; or

(ii)  Any Loan Party shall default in the performance or observance of:

(A)  Section 4 of the Guaranty Agreement; or

(B)  any term, covenant, condition or agreement contained in any Loan Document (other than any term, covenant, condition or agreement a default in the performance or observance of which is elsewhere in this Section specifically dealt with) and, if capable of being remedied, such default shall continued unremedied for a period of 30 days after notice shall have been given by the Bank to the Borrower such Loan Party requiring that such default be cured;

(d)  An “Event of Default” shall occur and be continuing under the Parent Credit Agreement;

(e)  (i)  The Borrower or any other Loan Party shall fail to pay, in accordance with its terms and when due and payable, any of the principal of or interest on any Indebtedness (other than the Loans) having a then outstanding principal amount in excess of $1,000,000 (or the equivalent in other currencies), (ii) the maturity of any such Indebtedness shall, in whole or in part, have been accelerated, or any such Indebtedness shall, in whole or in part, have been required to be prepaid prior to the stated maturity thereof, in accordance with the provisions of any Contract evidencing, providing for the creation of or concerning such Indebtedness, or (iii) (A) any event shall have occurred and be continuing that permits (or, with the passage of time or the giving of notice or both, would permit) any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person so to accelerate such maturity or require any such prepayment and (B) if the Contract evidencing, providing for the creation of or concerning such Indebtedness provides for a cure period for such event, such event shall not be cured prior to the end of such cure period or such shorter period of time as the Bank may specify.

(f)  A default shall be continuing under any Contract (other than a Contract relating to Indebtedness to which clause (d) of this Section 6.01 is applicable) binding upon the Borrower or any other Loan Party pursuant to which the Borrower or any other Loan Party has incurred any debt or other material liability to any person or entity aggregating in excess of $1,000,000, such default resulting in a right by a third party to accelerate such debt or material liability, except a default that, together with all other such defaults, has not had and will not have a Materially Adverse Effect on (i) the Borrower or any other Loan Party or (ii) any Loan Document;

(g)  (i)  The Borrower or any other Loan Party shall (A) commence a voluntary case under the U.S. Federal or Japanese bankruptcy laws (as now or hereafter in effect), (B) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (C) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (D) apply for, or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or the like of itself or of a substantial part of its assets, domestic or foreign, (E) admit in writing its inability to pay, or generally not be paying, its debts (other than those that are the subject of bona fide disputes) as they become due, (F) make a general assignment for the benefit of creditors, or (G) take any corporate action for the purpose of effecting any of the foregoing; or

(ii)  (A)  A case or other proceeding shall be commenced against the Borrower or any other Loan Party seeking (1) relief under the U.S. Federal or Japanese bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or (2) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or any other Loan Party, or of all or any substantial part of the assets, domestic or foreign, of the Borrower or any other Loan, and such case or proceeding shall continue undismissed or unstayed for a period of 60 days, or (B) an order granting the relief requested in such case or proceeding the Borrower or any other Loan Party (including an order for relief under such Federal bankruptcy laws) shall be entered;

(h)  The filing of a notice of judgment lien against a substantial part of the property of the Borrower, or the recording of any abstract of judgment against a substantial part of the property of Borrower, in any county in which Borrower has an interest in real property, or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against a substantial part of the assets of Borrower, or the entry of a judgement against Borrower and such writ, judgment, judgment lien, levy warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 45 days after commencement, filing recording, service or levy;

(i)  Any Loan Party or any Affiliate of any Loan Party asserts, or any Loan Party or any Affiliate of any Loan Party or any other Person institutes any proceedings seeking to establish, that any provision of the Loan Documents is invalid, not binding or unenforceable.

Section 6.02             Remedies upon Event of Default.  During the continuance of any Event of Default (other than one specified in Section 6.01(g)) and in every such event, the Bank may do either or both of the following: (a) declare, in whole or, from time to time, in part, the principal of and interest on the Loans and all other amounts owing under the Borrower Loan Documents to be, and the Loans and all such other amounts shall thereupon and to that extent become, due and payable and (b) terminate, in whole or, from time to time, in part, the Commitment. Upon the occurrence of an Event of Default specified in Section 6.01(g), automatically and without any notice to the Borrower, (a) the principal of and interest on the Loans and all other amounts owing under the Borrower Loan Documents shall be due and payable and (b) the Commitment shall terminate. Presentment, demand, protest or notice of any kind (other than the notice provided for in the first sentence of this Section 6.02) are hereby expressly waived.

ARTICLE 7

ADDITIONAL CREDIT FACILITY PROVISIONS

Section 7.01             Mandatory Suspension of Loans.  The Bank’s obligations to make or continue Loans shall be suspended if:

(a)  on or prior to the determination of an interest rate for any Interest Period, the Bank determines that for any reason appropriate quotations are not available to it (including, in the case of the Yen COF Rate, quotations in the interbank market selected by it for deposits with it) for purposes of determining the Yen COF Rate for such Interest Period or that such Rate would not accurately reflect the cost to the Bank of making or continuing a Loan for such Interest Period;

(b)  at any time the Bank determines that any Regulatory Change makes it unlawful or impracticable for the Bank or the Lending Office to make or continue any Loan or to comply with its obligations hereunder in respect thereof; or

(c)  the Bank determines that, by reason of any Regulatory Change, the Bank or the Lending Office is restricted, directly or indirectly, in the amount that it may hold of (i) a category of liabilities that includes deposits by reference to which, or on the basis of which, the interest rate applicable to Loans is directly or indirectly determined or (ii) the category of assets that includes Loans.

The Bank shall promptly notify the Borrower of any circumstance that would make the provisions of this Section 7.01 applicable, but the failure to give any such notice shall not affect the Bank’s rights hereunder.

Section 7.02             Regulatory Changes.  If in the determination of the Bank (a) any Regulatory Change shall directly or indirectly (i) reduce the amount of any sum received or receivable by the Bank with respect to any Loan or the return to be earned by the Bank on any Loan, (ii) impose a cost on the Bank or any Affiliate of the Bank that is attributable to the making or maintaining of, or the Bank’s commitment to make, any Loan, (iii) require the Bank or any Affiliate of the Bank to make any payment on or calculated by reference to the gross amount of any amount received by the Bank under any Loan Document or (iv) reduce, or have the effect of reducing, the rate of return on any capital of the Bank or any Affiliate of the Bank that the Bank or such Affiliate is required to maintain on account of any Loan or the Bank’s commitment to make any Loan and (b) such reduction, increased cost or payment shall not be fully compensated for by an adjustment in the applicable rates of interest payable under the Loan Documents, then the Borrower shall pay to the Bank such additional amounts as the Bank reasonably determines will, together with any adjustment in the applicable rates of interest payable hereunder, fully compensate for such reduction, increased cost or payment.  Such additional amounts shall be payable, in the case of those applicable to prior periods, within 15 days after request by such Bank for such payment and, in the case of those applicable to future periods, on the dates specified, or determined in accordance with a method specified, by the Bank.  The Bank will promptly notify the Borrower of any determination made by it referred to in clauses (a) and (b) above, but the failure to give such notice shall not affect the Bank’s right to compensation.

Section 7.03             Capital Requirements.  If, in the determination of the Bank, the Bank or any Affiliate of the Bank is required, under Applicable Law, interpretations, directives, requests and guidelines (whether or not having the force of law) to maintain capital on account of any Loan or the Bank’s commitment to make any Loan, then, upon reasonable request by the Bank, the Borrower shall from time to time thereafter pay to the Bank such additional amounts as the Bank reasonably determines will fully compensate for any reduction in the rate of return on the capital that the Bank or such Affiliate is so required to maintain on account of such Loan or commitment suffered as a result of such capital requirement. Such additional amounts shall be payable, in the case of those applicable to prior periods, within 15 days after request by the Bank for such payment and, in the case of those relating to future periods, on the dates specified, or determined in accordance with a method specified, by the Bank.

Section 7.04             Funding Losses.  The Borrower shall pay to the Bank, upon request, such amount or amounts as the Bank reasonably determines are necessary to compensate it for any loss, cost or expense incurred by it as a result of (a) any payment or prepayment of a Loan on a date other than the last day of an Interest Period for such Loan or (b) a Loan not being made for any reason after the Borrower has given a notice of borrowing, including for Borrower’s failure to fulfill the conditions specified in this Agreement, or any payment of principal thereof or interest thereon not being made, on the date therefor determined in accordance with the applicable provisions of this Agreement. At the election of the Bank, and without limiting the generality of the foregoing, but without duplication, such compensation on account of losses may include an amount equal to the excess of (i) the interest that would have been received from the Borrower under this Agreement on any amounts to be reemployed during an Interest Period or its remaining portion over (ii) the interest component of the return that the Bank determines it could have obtained had it placed such amount on deposit in the interbank Yen market selected by it for a period equal to such Interest Period or its remaining portion.

Section 7.05             Determinations.  In making the determinations contemplated by Sections 7.01, 7.02, 7.03, and 7.04, the Bank may make such estimates, assumptions, allocations and the like that the Bank in good faith determines to be appropriate, and the Bank’s selection thereof in accordance with this Section 7.05, and the determinations made by the Bank on the basis thereof, shall be final, binding and conclusive upon the Borrower, except, in the case of such determinations, for manifest errors in computation or transmission; provided, that the Borrower shall not be obligated to compensate or reimburse the Bank for any amount that the Bank knows has been incurred more than one year before the date the Bank requests for such compensation or reimbursement.  The Bank shall furnish to the Borrower upon request a certificate outlining in reasonable detail the computation of any amounts claimed by it under this Article 7 and the assumptions underlying such computations.

Section 7.06             Change of Lending Office.  If an event occurs with respect to a Lending Office that obligates the Borrower to pay any amount under Section 1.09(c), makes operable the provisions of clause (b) or (c) of Section 7.01 or entitles the Bank to make a claim under Section 7.02 or 7.03, the Bank shall, if requested by the Borrower, use reasonable efforts to designate another Lending Office or Offices the designation of which will reduce the amount the Borrower is so obligated to pay, eliminate such operability or reduce the amount the Bank is so entitled to claim, provided that such designation would not, in the sole and absolute discretion of the Bank, be disadvantageous to the Bank in any manner or contrary to Bank policy.  The Bank may at any time and from time to time change any Lending Office and shall give notice of any such change to the Borrower.  Except in the case of a change in Lending Offices made at the request of the Borrower, the designation of a new Lending Office by the Bank shall not obligate the Borrower to pay any amount to the Bank under Section 1.09(c), make operable the provisions of clause (b) or (c) of Section 7.01 or entitle the Bank to make a claim under Section 7.02 or 7.03 if such obligation, the operability of such clause or such claim results solely from such designation and not from a subsequent Regulatory Change.

ARTICLE 8

MISCELLANEOUS

Section 8.01             Notices and Deliveries.

(a)  Manner of Delivery.  All notices, communications and materials (including all Information) to be given or delivered pursuant to the Borrower Loan Documents shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing (which shall include telex and telecopy transmissions). Notices under Sections 1.02, 1.07 and 6.02 may be by telephone, promptly, in the case of each notice other than one under Section 6.02, confirmed in writing. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent that the Bank has acted in reliance on such telephonic notice.

(b)  Addresses.  All notices, communications and materials to be given or delivered pursuant to the Borrower Loan Documents shall be given or delivered at the following respective addresses and telex, telecopier and telephone numbers and to the attention of the following individuals or departments:

(A)  if to the Borrower, to it at:

Cymer Japan, Inc.

4-17-8 Minamiyawata

Ichikawa-shi, Chiba Prefecture

272-0023 Japan

Telex No.:

Telecopier No.: 47-393-5672

Telephone No.: 47-393-5668

Attention:

(B)  if to the Bank, to it at:

Wells Fargo HSBC Trade Bank, N.A.

333 South Grand Avenue, Suite 800

Los Angeles, CA 90071  U.S.A.

Telex No.:  184904 WELLS UT

Telecopier No.: (213)625-1055

Telephone No.: (213)253-3573

Attention:  Regional Vice President

or at such other address or telex, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned “Notice of Change of Address”.

(c)  Effectiveness.  Each notice and communication and any material to be given or delivered pursuant to the Borrower Loan Documents shall be deemed so given or delivered (A) if sent by registered or certified mail, postage prepaid, return receipt requested, on the third Business Day after such notice, communication or material, addressed as above provided, is delivered to a United States post office and a receipt therefor is issued thereby, (B) if sent by any other means of physical delivery, when such notice, communication or material is delivered to the appropriate address as above provided, (C) if sent by telex, when such notice, communication or material is transmitted to the appropriate number determined as above provided in this Section 8.01 and the appropriate answer-back is received, (D) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate telecopier number as above provided and is received at such number and (E) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered, or, in the case of notice by the Bank to the Borrower under Section 6.02 given by telephone as above provided, if any individual or any member of the department to whose attention notices, communications and materials are to be given or delivered is unavailable at the time, to any other officer or employee of the Borrower, except that (x) notices of a change of address, telex, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be deemed given until received and (y) notices, communications and materials to be given or delivered to the Bank pursuant to Sections 1.02, 1.07 and Article 5 shall not be deemed given or delivered until received by the officer of the Bank responsible, at the time, for the administration of the Loan Documents.

(d)  Reasonable Notice.  Any requirement under Applicable Law of reasonable notice by the Bank to the Borrower of any event in connection with, or in any way related to, the Loan Documents or the exercise by the Bank of any of its rights thereunder shall be met if notice of such event is given to the Borrower in the manner prescribed above at least 10 days before (A) the date of such event or (B) the date after which such event will occur.

Section 8.02             Expenses; Indemnification.  Whether or not any Loans are made hereunder, the Borrower shall:

(a)  pay or reimburse the Bank for all transfer, documentary, stamp and similar taxes, and all recording and filing fees and taxes, payable in connection with, arising out of, or in any way related to, the execution, delivery, performance or enforcement of the Loan Documents or the making of the Loans;

(b)  pay or reimburse the Bank for all costs and expenses (including reasonable fees and disbursements of legal counsel, appraisers, accountants and other experts employed or retained by the Bank) incurred by the Bank in connection with, arising out of, or in any way related to (i) the negotiation, preparation, execution and delivery of the Loan Documents and any waiver, amendment or consent thereunder or thereto, whether or not executed, (ii) the administration of and any operations under the Loan Documents, (iii) consulting with respect to any matter in any way arising out of, related to, or connected with, the Loan Documents, including (A) the protection, preservation, exercise or enforcement of any of its rights under or related to the Loan Documents or (B) the performance of any of its obligations under or related to the Loan Documents, or (iv) protecting, preserving, exercising or enforcing any of its rights under or related to the Loan Documents; and

(c)  indemnify and hold each Indemnified Person harmless from and against all losses (including judgments, penalties and fines) suffered, and pay or reimburse each Indemnified Person for all costs and expenses (including reasonable fees and disbursements of legal counsel and other experts employed or retained by such Indemnified Person) incurred, by such Indemnified Person in connection with, arising out of, or in any way related to (i) any Loan Document Related Claim (whether asserted by such Indemnified Person or the Borrower or any other Person), including the prosecution or defense thereof and any litigation or proceeding with respect thereto (whether or not, in the case of any such litigation or proceeding, such Indemnified Person is a party thereto), or (ii) any investigation, governmental or otherwise, arising out of, related to, or in any way connected with, the Loan Documents or the relationships established thereunder, except that the foregoing indemnity shall not be applicable to any loss suffered by any Indemnified Person to the extent such loss is determined by a judgment of a court that is binding on the Borrower and such Indemnified Person, final and not subject to review on appeal, to be the result of acts or omissions on the part of such Indemnified Person constituting (x) willful misconduct or gross negligence, (y) knowing violations of law or (z) in the case of claims by the Borrower against such Indemnified Person, such Indemnified Person’s failure to observe any other standard applicable to it under any of the other provisions of the Loan Documents or, but only to the extent not waivable thereunder, Applicable Law.

Section 8.03             Amounts Payable Due upon Request for Payment.  All amounts payable by the Borrower under Section 8.02 and under the other provisions of the Borrower Loan Documents shall, except as otherwise expressly provided, be promptly due upon request for the payment thereof.

Section 8.04             Remedies of the Essence.  The various rights and remedies of the Bank under the Borrower Loan Documents are of the essence of those agreements, and the Bank shall be entitled to obtain a decree requiring specific performance of each such right and remedy.

Section 8.05             Rights Cumulative.  Each of the rights and remedies of the Bank under the Loan Documents shall be in addition to all of its other rights and remedies under the Loan Documents and Applicable Law, and nothing in the Loan Documents shall be construed as limiting any such rights or remedies.

Section 8.06             Disclosures.  The Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as “confidential” or “secret” by the Borrower; provided that no information shall be considered “confidential” or “secret” hereunder if such information (i) is or becomes generally available to the public through no violation of this Agreement by the Bank, (ii) was in the Bank’s possession or known by it without restriction prior to receipt from the Borrower, or (iii) was rightfully disclosed to the Bank by a third party without restriction.  Notwithstanding the foregoing, the Bank may disclose to, and exchange and discuss with, any other Person (the Bank and each such other Person being hereby authorized to do so) any information concerning the Borrower (whether received by the Bank or such other Person in connection with or pursuant to the Loan Documents or otherwise) for the purpose of (a) complying with Applicable Law, (b) protecting, preserving, exercising or enforcing any of its rights under or related to the Loan Documents, (c) performing any of its obligations under or related to the Loan Documents or (d) consulting with respect to any of the foregoing matters.

Section 8.07             Amendments; Waivers.  Any term, covenant, agreement or condition of the Borrower Loan Documents may be amended, and any right under the Borrower Loan Documents may be waived, if, but only if, such amendment or waiver is in writing and is signed by the Bank and, in the case of an amendment, by the Borrower.  Unless otherwise specified in such waiver, a waiver of any right under the Borrower Loan Documents shall be effective only in the specific instance and for the specific purpose for which given.  No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Bank under the Borrower Loan Documents or Applicable Law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of the Bank under the Borrower Loan Documents or Applicable Law.

Section 8.08             Set-Off; Suspension of Payment and Performance.  The Bank is hereby authorized by the Borrower, at any time and from time to time, without notice, (a) during any Event of Default, to set off against, and to appropriate and apply to the payment of, the Liabilities of the Borrower under the Borrower Loan Documents (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all Liabilities owing by the Bank or any of its Affiliates to the Borrower (whether payable in Yen or any other currency, whether matured or unmatured and, in the case of Liabilities that are deposits, whether general or special, time or demand and however evidenced and whether maintained at a branch or office located within or without the United States) and (b) during any Default, to suspend the payment and performance of such Liabilities owing by the Bank or its Affiliates and, in the case of

Liabilities that are deposits, to return as unpaid for insufficient funds any and all checks and other items drawn against such deposits.

Section 8.09             Assignments and Participations.  (a)  Assignments.  (i)  The Borrower may not assign any of its rights or obligations under the Borrower Loan Documents without the prior written consent of the Bank, and no assignment of any such obligation shall release the Borrower therefrom unless the Bank shall have consented to such release in a writing specifically referring to the obligation from which the Borrower is to be released.

(ii)  The Bank may from time to time assign any or all of its rights and obligations under the Borrower Loan Documents to any Affiliate of the Bank or an Eligible Assignee without the consent of the Borrower. Any assignment by the Bank of any or all of its obligations under the Borrower Loan Documents shall release the Bank therefrom if such assignment is to an Affiliate of the Bank or an Eligible Assignee or is consented to in writing by the Borrower; provided, however, that the Borrower may continue to deal solely and directly with the Bank or its Affiliates in connection with the interest so assigned until written notice of such assignment, together with payment instructions, addresses and related information with respect to the assignee, shall have been given to the Borrower by the Bank and the assignee.  In connection therewith, the Bank may disclose any information relating to the Loan Documents, Borrower or its business, or the Guarantor or its business.

(b)  Participations.  The Bank may from time to time sell or otherwise grant participations in any or all of its rights and obligations under the Borrower Loan Documents without the consent of the Borrower to one or more Eligible Assignees or Affiliates.

(c)  Rights of Assignees and Participants.  Each assignee of, and each holder of a participation in, the rights of the Bank under the Borrower Loan Documents, if and to the extent the applicable assignment or participation agreement so provides, (i) shall, with respect to its assignment or participation, be entitled to all of the rights of the Bank (as fully, in the case of a holder of a participation, as though it were the Bank) and (ii) may exercise any and all rights of set-off or banker’s lien with respect thereto (as fully, in the case of a holder of a participation, as though the Borrower were directly indebted to such holder for amounts payable under the Borrower Loan Documents to which such holder is entitled under the applicable participation agreement); provided, however, that no assignee or holder of a participation shall be entitled to any amounts that would otherwise be payable to it with respect to its assignment or participation under Section 1.09(b) or (c) or Section 7.02 unless (x) such amounts are payable in respect of Regulatory Changes that are enacted, adopted or issued after the date the applicable assignment or participation agreement was executed or (y) such amounts would have been payable to the Bank that made such assignment or granted such participation if such assignment had not been made or such participation had not been granted.

Section 8.10             Governing Law.  This Agreement and the Note shall be construed in accordance with and governed by the law of the State of California (without giving effect to its choice of law principles).

Section 8.11             Judicial Proceedings; Waiver of Jury Trial.  Any judicial proceeding brought against the Borrower with respect to any Loan Document Related Claim may be brought in any court of competent jurisdiction in the State of California or in Japan as selected by the Bank, and, by execution and delivery of this Agreement, the Borrower (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with any Loan Document Related Claim and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum.  The Borrower hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 8.01(a)(ii), and service so made shall be deemed completed on the third Business Day after such service is deposited in the mail. Nothing herein shall affect the right of the Bank or any other Indemnified Person to serve process in any other manner permitted by law or shall limit the right of the Bank or any other Indemnified Person to bring proceedings against the Borrower in the courts of any other jurisdiction. Any judicial proceeding by the Borrower against the Bank involving any Loan Document Related Claim shall be brought only in a court located in the State of California. THE BORROWER AND THE BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE BOTH PARTIES INVOLVING ANY LOAN DOCUMENT RELATED CLAIM.

Section 8.12             LIMITATION OF LIABILITY.  NEITHER THE BANK NOR ANY OTHER INDEMNIFIED PERSON SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY THE BORROWER IN CONNECTION WITH ANY LOAN DOCUMENT RELATED CLAIM.

Section 8.13             Severability of Provisions.  Any provision of the Borrower Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by Applicable Law, the Borrower hereby waives any provision of Applicable Law that renders any provision of the Borrower Loan Documents prohibited or unenforceable in any respect.

Section 8.14             Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

Section 8.15             Survival of Obligations.  Except as otherwise expressly provided therein, the rights and obligations of the Borrower, the Bank and the other Indemnified Persons under the Borrower Loan Documents shall survive the Repayment Date.

Section 8.16             Entire Agreement.  This Agreement and the Note embody the entire agreement between the Borrower and the Bank relating to the subject matter hereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

Section 8.17             Successors and Assigns.  All of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.18             Currency of Payment.  The obligation of the Borrower to pay in Yen (or such other currency as may be specified herein) under this Agreement or the Loan Documents shall not be deemed to have been novated, discharged or satisfied by any tender of (or recovery under judgement expressed in) any currency other than Yen (or other than such specified currency), except to the extend to which such tender (or recovery) shall result in the effective payment of such aggregate amount in Yen (or such other currency) at the place where such payment is to be made and, accordingly, the amount (if any) by which any such tender (or recovery) shall fall short of such amount shall be and remain due to the Bank as a separate obligation, unaffected by judgement having been obtained (if such is the case) for any other amounts due or in respect of this Agreement of the Loan Documents.  For the avoidance of doubt, it is understood that the exchange rate used for this purpose may be less favorable to the Borrower than the definition of the Applicable Currency Exchange Rate.

Section 8.19             Process Agent.   The Borrower irrevocably designates, appoints, and empowers the Guarantor to receive for it and on its behalf, service of process issued out of a court of competent jurisdiction in the State of California in any proceedings arising out of or in connection with Loan Document Related Claim.  If at any time such process agent shall cease for any reason to act as such, the Borrower shall irrevocably appoint and designate without delay another reputable person to act as such agent and shall promptly deliver to the Bank evidence in writing of such other agent’s acceptance of such appointment and designation.  Failing any such appointment and designation within seven (7) days after written demand therefor by the Bank, the Bank shall be entitled at the cost of the Borrower irrevocably to appoint and designate another such agent on behalf of the Borrower, and the Borrower hereby appoints the Bank its duly authorized attorney for this purpose.  The Borrower agrees that service on any such person in the State of California shall be deemed due service for the purpose of the Proceedings in courts therein without prejudice to any other mode of service and agrees that the failure of the person authorized in the State of California to give any notice of any such service to it shall not impari or affect the validity of such service or of any judgment rendered in any proceeding based thereon.

ARTICLE 9

INTERPRETATION

Section 9.01             Definitional Provisions.  (a)  Defined Terms.  For the purposes of this Agreement:

“Adjusted Euroyen Rate” means, for any Interest Period, a rate per annum (rounded upward, if necessary, to the next higher 1/100 of 1%) equal to the rate obtained by dividing (i) the Yen COF Rate for such Interest Period by (ii) a percentage equal to 1 minus the Reserve Requirement in effect from time to time during such Interest Period.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person; unless otherwise specified, “Affiliate” means an Affiliate of the Borrower.

“Agreement” means this Agreement, including all schedules, annexes and exhibits hereto.

“Agreement Date” means the date set forth as such on the last signature page hereof.

“Applicable Currency Exchange Rate” means, as of any date of determination and as the context may require, the telegraphic transfer mean rate of exchange (net of all fees and commissions) then applicable to: (a) the conversion of Dollars to Yen or (b) the conversion of Yen to Dollars, as the context may require.  The applicable rate of exchange shall be the spot mid rate or the TTM rate at 10:00 a.m. in Tokyo indicated on Reuter’s page TKFF on the relevant date (or, if no such quotations shall be available on such date, on the date closest to such date).  For the avoidance of doubt, this rate will apply only for the notional currency conversions expressly provided for herein.

“Applicable Law” means, anything in Section 8.10 to the contrary notwithstanding, (i) all applicable common law and principles of equity and (ii) all applicable provisions of all (A) constitutions, statutes, rules, regulations and orders of governmental bodies, (B) Governmental Approvals and (C) orders, decisions, judgments and decrees of all courts (whether at law or in equity or admiralty) and arbitrators.

“Bank” means (i) Wells Fargo HSBC Trade Bank, N.A. and (ii) any Person that has been assigned any or all of the rights or obligations of the Bank pursuant to Section 8.09(a).

“Bank’s Office” means the address of the Bank specified in or determined in accordance with the provisions of Section 8.01(a)(ii).

“Base Financial Statements” means the most recent, audited balance sheet of the Borrower referred to in Schedule 5.02(a) and the related statements of income and retained earnings and for the fiscal year ended with the date of such balance sheet.

“Borrower” means Cymer Japan, Inc., a Japanese corporation.

“Borrower Loan Documents” means the Loan Documents to which the Borrower is a party.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law or regulation to be closed in: (a) London, England for the purposes of determining Yen COF Rate, and (b) New York, San Francisco, or Tokyo for all other purposes.

“Capital Security” means, with respect to any Person, (i) any share of capital stock of such Person or (ii) any security convertible into, or any option, warrant or other right to acquire, any share of capital stock of such Person.

“Certificate” means, an Officer’s or Director’s certificate substantially in the form of Schedule 2.01 (c).

“Commitment” means (i) an amount of Yen the Dollar Equivalent of which as of five Business Days prior to making each Loan hereunder is $20,000,000, as the same may be reduced from time to time pursuant to Section 1.07, or (ii) as the context may require, the obligation of the Bank to make Loans in an aggregate unpaid principal amount not exceeding such amount.

“Consolidated Net Income” means, for any period, the amount of net income of the Borrower for such period provided that there shall be excluded: (i) any net income (or net loss) of a Consolidated Subsidiary (A) for any period during which it was not a Consolidated Subsidiary or (B), in case of any such net income, to the extent that the declaration or payment of dividends or similar distributions by that Consolidated Subsidiary is not at the time permitted by operation of the terms of any Contract or Applicable Law; (ii) any net income (or net loss) of any Person (other than a Consolidated Subsidiary) in which the Borrower or any Consolidated Subsidiary has an ownership interest, except to the extent that any such income has actually been received by the Borrower or such Subsidiary in the form of cash dividends or similar distributions; (iii) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during such period; (iv) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of investments and other capital assets, provided that there shall also be excluded any related charges for taxes thereon; (v) any net gain arising from the collection of the proceeds of any insurance policy; (vi) any write-up of any asset; (vii) any net gains resulting from the extinguishment or defeasance of any Indebtedness; (viii) any earnings from discontinued businesses and (ix) any extraordinary gains or losses.

“Consolidated Subsidiary”  means, with respect to any Person at any time, any Subsidiary or other Person the accounts of which would be consolidated with those of such first Person in its consolidated financial statements as of such time under the provisions of U.S. GAAP; unless otherwise specified, “Consolidated Subsidiary” means a Consolidated Subsidiary of the Borrower, if any should exist from time to time.

“Contract” means (i) any agreement (whether bi-lateral or uni-lateral or executory or non-executory and whether a Person entitled to rights thereunder is so entitled directly or as a third-party beneficiary), including an indenture, lease or license, (ii) any deed or other instrument of conveyance, (iii) any certificate of incorporation or charter and (iv) any bylaw.

“Debt” means any Liability that constitutes “debt” or “Debt” under section 101(11) of the Bankruptcy Code or under the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any analogous Applicable Law.

“Default” means any condition or event that constitutes an Event of Default or that with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Dollars” and the sign “$” mean lawful money of the United States of America.

“Dollar Equivalent” means the amount in Dollars obtainable by converting the amount of Yen involved in such computation into Dollars at the Applicable Currency Exchange Rate at approximately 10:00 a.m. (Tokyo time) on the date of determination thereof.

“Eligible Assignee” means (i) any commercial bank, savings and loan institution or savings bank organized under the laws of the United States, or any State thereof, and having combined capital and surplus in excess of $100,000,000, (ii) any commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (“OECD”), or a political subdivision of any such country, and having combined capital and surplus (or the equivalent thereof under the accounting principles applicable thereto) in excess of $100,000,000, provided that such bank is acting through a branch, agency or Affiliate located in the country in which it is organized or another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD or (iv) any insurance company, pension fund, mutual fund or other financial institution of recognized standing.

“Event of Default” means any of the events specified in Section 6.01.

“Existing Guaranty” means (i) any Guaranty outstanding on the Agreement Date, to the extent set forth on Schedule 4.04, and (ii) any Guaranty that constitutes a renewal, extension or replacement of an Existing Guaranty, but only if (A) at the time such Guaranty is entered into and immediately after giving effect thereto, no Default would exist, (B) such Guaranty is binding only on the obligor or obligors under the Guaranty so renewed, extended or replaced, (C) the principal amount of the obligations Guaranteed by such Guaranty does not exceed the principal amount of the obligations Guaranteed by the Guaranty so renewed, extended or replaced and (D) the obligations Guaranteed by such Guaranty bear interest at a rate per annum not exceeding the rate borne by the obligations Guaranteed by the Guaranty so renewed, extended or replaced except for any increase that is commercially reasonable at the time of such increase.

“Generally Accepted Accounting Principles” means generally accepted accounting principles in Japan from time to time, applied in a manner consistent with the accounting principles followed in Japan in the preparation of the Base Financial Statements.

“Governmental Approval” means any authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, any governmental unit.

“Guarantor” means Cymer, Inc., a Nevada corporation.

“Guaranty” of any Person means any obligation, contingent or otherwise, of such Person (i) to pay any Liability of any other Person or to otherwise protect, or having the practical effect of protecting, the holder of any such Liability against loss (whether such obligation arises by virtue of such Person being a partner of a partnership or participant in a joint venture or by agreement to pay, to keep well, to purchase assets, goods, securities or services or to take or pay, or otherwise) or (ii) incurred in connection with the issuance by a third Person of a Guaranty of any Liability of any other Person (whether such obligation arises by agreement to reimburse or indemnify such third Person or otherwise).  The word “Guarantee” when used as a verb has the correlative meaning.

“Guaranty Agreement” means the Parent Guaranty, dated as of even date herewith, between Cymer Inc. and the Bank.

“Indebtedness” of any Person means (in each case, whether such obligation is with full or limited recourse) (i) any obligation of such Person for borrowed money, (ii) any obligation of such Person evidenced by a bond, debenture, note or other similar instrument, (iii) any obligation of such Person to pay the deferred purchase price of property or services, except a trade account payable that arises in the ordinary course of business, (iv) any obligation of such Person as lessee under a capital lease, (v) any Mandatorily Redeemable Stock of such Person owned by any Person other than such Person or an Indebtedness-Free Subsidiary of such Person (the amount of such Mandatorily Redeemable Stock to be determined for this purpose as the higher of the liquidation preference of and the amount payable upon redemption of such Mandatorily Redeemable Stock), (vi) any obligation of such Person to purchase securities or other property that arises out of or in connection with the sale of the same or substantially similar securities or property, (vii) any non-contingent obligation of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or other Guaranty issued by such other Person to the extent that such reimbursement obligation remains outstanding after it becomes non-contingent, (viii) any obligation with respect to an interest rate or currency swap or similar obligation obligating such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligation provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount thereof, (ix) any Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person and (x) any Indebtedness of others Guaranteed by such Person.

“Indemnified Person” means any Person that is, or at any time was, the Bank, an Affiliate of the Bank or a director, officer, employee or agent of any such Person.

“Information” means data, certificates, reports, statements (including financial statements), opinions of counsel, documents and other information.

“Intellectual Property” means (i) (A) patents and patent rights, (B) trademarks, trademark rights, trade names, trade name rights, corporate names, business names, trade styles, service marks, logos and general intangibles of like nature and (C) copyrights, in each case whether registered, unregistered or under pending registration and, in the case of any such that are registered or under pending registration, whether registered or under pending registration under the laws of the United States or any other country, (ii) reissues, continuations, continuations-in-part and extensions of any Intellectual Property referred to in clause (i), and (iii) rights relating to any Intellectual Property referred to in clause (i) or (ii), including rights under applications (whether pending under the laws of the United States or any other country) or licenses relating thereto.

“Interest Period” means, with respect to each Loan, the period commencing on the date of the making of such Loan and ending on the Maturity Date for such Loan.

“Lending Office” means the Los Angeles office or such other branch or office of the Bank designated by the Bank from time to time as the branch or office at which Loans are to be made or maintained.

“Liability” of any Person means (in each case, whether with full or limited recourse) any indebtedness, liability, obligation, covenant or duty of or binding upon, or any term or condition to be observed by or binding upon, such Person or any of its assets, of any kind, nature or description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, whether arising under Contract, Applicable Law, or otherwise, whether now existing or hereafter arising, and whether for the payment of money or the performance or non-performance of any act.

“Lien” means, with respect to any property or asset (or any income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by Contract, operation of law, legal process or otherwise) (i) any mortgage, lien, pledge, attachment, levy or other security interest of any kind thereupon or in respect thereof or (ii) any other arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same to, or make the same available for, the payment or performance of any Liability in priority to the payment of the ordinary, unsecured creditors of such Person. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Loan” means any amount advanced by the Bank pursuant to Section 1.01.

“Loan Document Related Claim” means any claim (whether civil, criminal or administrative and whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with, the Loan Documents or the relationships established thereunder, whether such claim arises or is asserted before or after the Agreement Date or before or after the Repayment Date.

“Loan Document Representation and Warranty” means any “Representation and Warranty” as defined in any Loan Document and any other representation or warranty made or deemed made under any Loan Document.

“Loan Documents” means (i) this Agreement, the Note, the Guaranty Agreement, and the Parent Credit Agreement, and (ii) all other agreements, documents and instruments relating to, arising out of, or in any way connected with (A) any agreement, document or instrument referred to in clause (i), (B) any other agreement, document or instrument referred to in this clause (ii) or (C) any of the transactions contemplated by any agreement, document or instrument referred to in clause (i) or in this clause (ii).

“Loan Party” means any Person (other than the Bank) that is a party to a Loan Document.

“Mandatorily Redeemable Stock” means, with respect to any Person, any share of such Person’s capital stock to the extent that it is (i) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into any Indebtedness or other Liability of such Person, (A) at a fixed or determinable date, whether by operation of a sinking fund or otherwise, (B) at the option of any Person other than such Person or (C) upon the occurrence of a condition not solely within the control of such Person, such as a redemption required to be made out of future earnings or (ii) convertible into Mandatorily Redeemable Stock.

“Materially Adverse Effect” means, (i) a material adverse effect on the business operations or financial condition of the Borrower taken as a whole, and (ii) with respect to any Loan Document, any material adverse effect on the binding nature, validity or enforceability thereof as an obligation of any Loan Party that is a party thereto.

“Maturity Date” means ,with respect to a Loan, such date as shall be specified in the relevant notice of borrowing subject to Section 1.04.

“Maximum Permissible Rate” means, with respect to interest payable on any amount, the rate of interest on such amount that, if exceeded, could, under Applicable Law, result in (i) civil or criminal penalties being imposed on the payee or (ii) the payee’s being unable to enforce payment of (or, if collected, to retain) all or any part of such amount or the interest payable thereon.

“Net Profit” means net profit as determined under Generally Accepted Accounting Principles and in a manner reasonably acceptable to the Bank.

“Note” means the promissory note in the form of Exhibit A.

“Notification Date” means such date as shall be determined in accordance with Section 1.02.

“Parent Credit Agreement” means the Credit Agreement dated June 28, 2001 by and between Cymer, Inc. and the Bank, as the same may be amended from time to time.

“Permitted Guaranty” means any Guaranty that is (i) endorsement of instruments for deposit into Borrower’s account in the ordinary course of the Borrower’s business, (ii) unsecured guaranties of the Borrower with respect to obligations of any of its Subsidiaries, (iii) unsecured guaranties relating to the financing of accounts receivable, (iv) unsecured guaranties existing as of the Effective Date, (v) unsecured guaranties under surety instruments, (vi) unsecured guaranties of the obligations of vendors and supplier or the Borrower in respect of transactions entered into in the ordinary course of business, and (vii) other unsecured guaranties in an aggregate principal amount not to exceed $1,000,000 .

“Permitted Investment” means:

(a)            investments existing on the date on which the initial Loan is made;

(b)           cash equivalents and marketable securities;

(c)            investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(d)           advances to customers or suppliers in the ordinary course of business;

(e)            investments consisting of (i) compensation of employees, officers and directors of Borrower so long as the Board of Directors of Borrower determines that such compensation is in the best interests of Borrower, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, (iii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plans approved by Borrower’s Board of Directors, and (iv) other loans to officers and employees approved by the Board of Directors;

(f)              investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(g)           investments consisting of prepaid royalties and other credit extensions to, customers and suppliers who are not affiliates, in the ordinary course of business;

(h)           investments constituting acquisitions permitted under Section 4.07, if any;

(i)               deposit accounts of Borrower maintained in the ordinary course of business;

(j)               investments accepted in connection with transfers permitted by Section 4.07;

(k)            investments (whether consisting of the purchase of securities, loans, capital contributions or otherwise) of Borrower in or to Subsidiaries and investments by Borrower in or to companies which simultaneously with such investments become Subsidiaries; provided, that accounts payable of Subsidiaries owing to Borrower incurred in the ordinary course of business consistent with the general past business practices of Borrower and Subsidiaries are not subject to the foregoing limitations;

(l)               investments (whether consisting of the purchase of securities, loans, capital contributions, or otherwise) of Subsidiaries in or to other Subsidiaries or in or to Borrower;

(m)         investments by Borrower consisting of the purchase of securities of Borrower in an aggregate amount not in excess of 20% of the Tangible Net Worth of Borrower on a consolidated basis; and

(n)           other investments aggregating not in excess of 10% of the Tangible Net Worth of Borrower on a consolidated basis.

“Permitted Lien” means:

(a)          Minor imperfections of title and encumbrances which do not, singly or in the aggregate, materially interfere with the value or prevent use of Borrower’s property or transfer of title thereto;

(b)         Liens that may be from time to time created in favor of the Bank;

(c)          Liens disclosed on Schedule 4.05 attached hereto and made a part hereof;

(d)         inchoate Liens for Taxes, fees, assessments or other governmental charges or levies which are not delinquent or being contested in good faith by appropriate proceedings;

(e)          Liens (i) upon or in any real property acquired or held by the Borrower to secure the purchase price of such property or indebtedness incurred solely for the purpose of financing the acquisitions of such property or (ii) existing on such property at the time of its acquisition, provided that the lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such property;

(f)            suppliers’, carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s, or other similar Liens arising in the ordinary course of business which are not delinquent for a period of more than thirty days or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(g)         Liens (other than any lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with worker’s compensation, unemployment insurance and other social security legislation;

(h)         Liens securing obligations in respect of capital leases on assets subject to such leases;

(i)             leases or subleases and non-exclusive licenses and sublicenses to others in the ordinary course of the Borrower’s business not interfering in any material respect with the business of the Borrower taken as a whole, and any interest or title of a lessor, licensor or under any lease or license;

(j)             Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

(k)          easements, reservations, rights-of-way, restrictions, encroachments, minor defects or irregularities in title or survey defects and other similar charges or encumbrances affecting real property not constituting a Materially Adverse Effect;

(l)             Liens which constitute rights or set-off of a customary nature or bankers’ liens with respect to amounts on deposit, whether arising by operation of law or by contract in connection with arrangements entered into with banks in the ordinary course of business;

(m)       Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

(n)         Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; and

(o)         Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by liens of the type described in clauses above, provided that any extension, renewal, or replacement lien shall be limited to the property encumbered by the existing lien and the principal amount of the Indebtedness.

“Person” means any individual, sole proprietorship, corporation, partnership, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee organization, government or any agency or political subdivision thereof.

“Post-Default Rate” means a rate per annum equal to 3.5% plus the Adjusted Euroyen Rate (determined for interest periods not less than one day nor more than six months) selected by the Bank from time to time.

“Purchase Money Indebtedness” means (i) Indebtedness of the Borrower that is incurred to finance part or all of (but not more than) the purchase price of a tangible asset, provided that (A) neither the Borrower nor any Subsidiary had at any time prior to such purchase any interest in such asset other than a security interest or an interest as lessee under an operating lease and (B) such Indebtedness is incurred within 30 days after such purchase, or (ii) Indebtedness that (A) constitutes a renewal, extension or refunding of, but not an increase in the principal amount of, Purchase Money Indebtedness that is such by virtue of clause (i) or (ii) and (B) bears interest at a rate per annum that is commercially reasonable at the time such Indebtedness is incurred.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System.

“Regulatory Change” means any Applicable Law, interpretation, directive, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement thereof, that becomes effective or is implemented or first required or expected to be complied with after the Agreement Date, whether the same is (i) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority, or otherwise or (ii) enacted, adopted, issued or proposed before or after the Agreement Date, including any such that imposes, increases or modifies any Tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy requirement, but excluding any such that imposes, increases or modifies any income or franchise tax imposed upon the Bank by any jurisdiction (or any political subdivision thereof) in which the Bank or any Lending Office is located.

“Repayment Date” means the later of (i) the termination of the Commitment (whether as a result of the occurrence of the Termination Date, reduction to zero pursuant to Section 1.07 or termination pursuant to Section 6.02) and (ii) the payment in full of the Loans and all other amounts payable or accrued hereunder.

“Representation and Warranty” means any representation or warranty made pursuant to or under (i) Section 2.02, Article 3, Section 5.02 or any other provision of this Agreement or (ii) any amendment to, or waiver of rights under, this Agreement, WHETHER OR NOT, IN THE CASE OF ANY REPRESENTATION OR WARRANTY REFERRED TO IN CLAUSE (i) OR (ii) OF THIS DEFINITION (EXCEPT, IN EACH CASE, TO THE EXTENT OTHERWISE

EXPRESSLY PROVIDED), THE INFORMATION THAT IS THE SUBJECT MATTER THEREOF IS WITHIN THE KNOWLEDGE OF THE BORROWER.

“Reserve Requirement” means, at any time, the then current maximum rate for which reserves (including any marginal, supplemental or emergency reserve) are required to be maintained under Regulation D by member banks of the Federal Reserve System in California with deposits comparable in amount to those of the Bank against “Eurocurrency liabilities” as that term is used in Regulation D. Adjusted Euroyen Rates shall be adjusted automatically on and as of the effective date of any change in the applicable Reserve Requirement.

“Restricted Payment” means (i) any dividend or other distribution on account of any shares of the Borrower’s capital stock (other than dividends payable solely in shares of any of its capital stock other than Mandatorily Redeemable Stock), (ii) any payment on account of the principal of or premium, if any, on any Indebtedness convertible into shares of the Borrower’s capital stock or (iii) any payment on account of any purchase, redemption, retirement, exchange or conversion of any of the Borrower’s Capital Securities.  For the purposes of this definition a “payment” shall include the transfer of any asset or the issuance of any Indebtedness or other obligation (the amount of any such payment to be the fair market value of such asset or the amount of such obligation, respectively) but shall not include the issuance of any capital stock other than Mandatorily Redeemable Stock.

“Subsidiary” means, with respect to any Person, any other Person (i) securities of which having ordinary voting power to elect a majority of the board of directors (or other persons having similar functions) or (ii) other ownership interests of which ordinarily constituting a majority voting interest, are at the time, directly or indirectly, owned or controlled by such first Person, or by one or more of its Subsidiaries, or by such first Person and one or more of its Subsidiaries; unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Tangible Net Worth” means, at any time, the aggregate of total consolidated assets determined in accordance with GAAP plus subordinated debt, less, without duplication, (i) all assets which would be classified as intangible assets under GAAP, including but not limited to goodwill, patents, trademarks, trade names, copyrights, capitalized software, research and development expenses except prepaid expenses and all reserves not already deducted from assets and (ii) total liabilities.

“Tax” means any national, federal, state or local tax, assessment or other governmental charge or levy (including any withholding tax) imposed by any Japanese, U.S. or other governmental authority upon a Person or upon its assets, revenues, income or profits.

“Termination Date” means June 15, 2002, as such date may from time to time be extended by mutual agreement of Borrower and the Bank.

“U.S. GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the date of determination.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person all of the Capital Securities and all other ownership interests and rights to acquire ownership interests of which (except directors’ qualifying shares) are, directly or indirectly, owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more of such Subsidiaries; unless otherwise specified, “Wholly Owned Subsidiary” means a Wholly Owned Subsidiary of the Borrower.

“Yen” and “¥” means the lawful currency of Japan.

“Yen COF Rate” means, for any Interest Period, the Euroyen London Libor rate as reported on Reuters Page LIBOR01 as of 11:00 a.m. London time on the second Business Day prior to the beginning of such Interest Period for a period equal to the duration of such Interest Period as determined by the Bank.

(b)  Other Definitional Provisions.  (i)  Except as otherwise specified herein, all references herein (A) to any Person shall be deemed to include such Person’s successors and assigns, (B) to any Applicable Law defined or referred to herein shall be deemed references to such Applicable Law or any successor Applicable Law as the same may have been or may be amended or supplemented from time to time and (C) to any Loan Document or Contract defined or referred to herein shall be deemed references to such Loan Document or Contract (and, in the case of the Note or any instrument, any instrument issued in substitution therefor) as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

(ii)               When used in this Agreement, the words “herein”, “hereof” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any provision of this Agreement, and the words “Article”, “Section”, “Annex”, “Schedule” and “Exhibit” shall refer to Articles and Sections of, and Annexes, Schedules and Exhibits to, this Agreement unless otherwise specified.

(iii)            Whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa.

(iv)           Any item or list of items set forth following the word “including”, “include” or “includes” is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are “included”, such item or items are in such category, and shall not be construed as indicating that the items in the category in which such item or items are “included” are limited to such items or to items similar to such items.

(v)              Each authorization in favor of the Bank or any other Person granted by or pursuant to this Agreement shall be deemed to be irrevocable and coupled with an interest.

(vi)           Except as otherwise specified herein, all references herein to the Bank or any Loan Party shall be deemed to refer to such Person however designated in Loan

Documents, so that (A) a reference to rights of the Bank under the Loan Documents shall be deemed to include the rights of such Person as the Guaranteed Party under the Guaranty Agreement, (B) a reference to costs incurred by the Bank in connection with the Loan Documents shall be deemed to include costs incurred by such Person as the Guaranteed Party under the Guaranty Agreements.

(vii)  Except as otherwise specified therein, all terms defined in this Agreement shall have the meanings herein ascribed to them when used in the Note or any certificate, opinion or other document delivered pursuant hereto or thereto.

Section 9.02             Accounting Matters.  Unless otherwise specified herein, all accounting determinations hereunder and all computations utilized by the Borrower in complying with the covenants contained herein shall be made, all accounting terms used herein shall be interpreted, and all financial statements required to be delivered hereunder shall be prepared, in accordance with Generally Accepted Accounting Principles, except, in the case of such financial statements, for departures from Generally Accepted Accounting Principles that may from time to time be approved in writing by the independent certified public accountants who are at the time, in accordance with Section 5.01(b), reporting on the Borrower’s financial statements.

Section 9.03             Representations and Warranties.  All Representations and Warranties shall be deemed made (a) in the case of any Representation and Warranty contained in this Agreement at the time of its initial execution and delivery, at and as of the Agreement Date, (b) in the case of any Representation and Warranty contained in this Agreement or any other document at the time any Loan is made, at and as of such time and (c) in the case of any particular Representation and Warranty, wherever contained, at such other time or times as such Representation and Warranty is made or deemed made in accordance with the provisions of this Agreement or the document pursuant to, under or in connection with which such Representation and Warranty is made or deemed made.

Section 9.04             Captions.  Captions to Articles, Sections and subsections of, and Annexes, Schedules and Exhibits to, this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the Agreement Date, and acknowledge that this Agreement has been made and delivered in the City of Los Angeles, the last signature hereto having been affixed in said City, and this Agreement having become effective only upon such execution and delivery.

CYMER JAPAN, INC.

By	/s/ William A. Angus III
Name: William A. Angus III
Title: Director

WELLS FARGO HSBC TRADE BANK, N.A.

By	/s/ Kollyn D. Kanz
Name: Kollyn D. Kanz
Title: Assistant Vice President

Agreement Date: October 30, 2001

Schedule 1.02

NOTICE OF BORROWING

[Name and address
of Bank in accordance with
Section 8.01(a)(ii)]

Date:

Gentlemen:

Reference is made to the Credit Agreement (the “Credit Agreement”), dated as of             , 2001 between Cymer Japan, Inc. (“Borrower”) and Wells Fargo HSBC Trade Bank, N.A. (the “Bank”). The Borrower hereby gives notice pursuant to Section 1.02 of the Credit Agreement of its request to have the following Loan made to it on [insert requested date of borrowing] (the “Borrowing Date”):

Loan Amount                                                                                                                ¥

Maturity Date

Interest Period

We request that the proceeds of the Loan be remitted to:

Account Name (Beneficiary):

Bank:

Bank Name:

Bank Address:

SWIFT Number:

Account Number:

The aggregate amount of other Loans that are scheduled to mature on or prior to the Borrowing Date is ¥[                     ].  If such amount is duly repaid, then the aggregate unpaid principal amount of all Loans will be ¥[                     ].

Each Loan Document Representation and Warranty is true and correct in all material aspects at and as of the date hereof and will be true and correct in all material aspects at and as of the time the Loans are made, in each case both with and without giving effect to the Loans and the application of the proceeds hereof.

No Default has occurred and is continuing as of the date hereof or would result from the making of the Loans or from the application of the proceeds thereof if the Loan was made on the date hereof, and no Default will have occurred and be continuing at the time the Loan is to be made or would result from the making of the Loan or from the application of the proceeds thereof.

This notice of borrowing may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

CYMER JAPAN, INC.

By
William A. Angus III
Director

Schedule 2.01(a)

DIRECTOR’S CERTIFICATE OF BORROWER

I, Pascal Didier, Representative Director of Cymer Japan, Inc., a Japanese corporation (the “Company”), do hereby certify that:

1.                                       Attached hereto as Exhibit A is a true and complete copy of the Articles of Incorporation of the Company, as in full force and effect on December 10, 1990, and at all times since said date, to and including the date hereof;

2.                                       Attached hereto as Exhibit B is a true and complete copy of the Resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of the Credit Agreement dated as of October 31, 2001 by and between the Company and Wells Fargo HSBC Trade Bank, N.A. (the “Credit Agreement”), and the documents related thereto;

3.                                       The Director of the Company has full authority given to him by the Board of Directors of the Company to enter into the transactions contemplated by the Credit Agreement without express Board approval;

4.                                       The following people are duly elected or appointed, qualified and acting officers of the Company holding the office set forth opposite each such officers’ respective names below, the signature appearing opposite each such name below is the genuine signature of such person and each such person is authorized to execute the Credit Agreement and the documents related thereto:

NAME	OFFICE	SIGNATURE

William A. Angus III	Director	/s/ William A. Angus III

IN WITNESS WHEREOF, I have hereunto set my hand this 30 day of October, 2001.

/s/ Pascal Didier
Pascal Didier
Representative Director

I, the undersigned, as Director of Cymer Japan, Inc., do hereby certify that Pascal Didier is the duly elected, qualified and acting Representative Director of the Company, and that his signature on the foregoing certificate is his genuine signature.

/s/ William A. Angus III
William A. Angus III
Director

Schedule 2.01(b)

OFFICER’S CERTIFICATE OF GUARANTOR

I, Pascal Didier, President of Cymer, Inc. a Nevada corporation (the “Company”), do hereby certify that:

1.                                       Attached hereto as Exhibit A is a true and complete copy of the Second Amended and restated Articles of Incorporation of the Company, as in full force and effect on September 24, 1996, and at all times since said date, to and including the date hereof;

2.                                       Attached hereto as Exhibit B is a true and complete copy of the Bylaws of the Company, as in full force and effect on January 3, 2001, and at all times since said date, to and including the date hereof;

3.                                       Attached hereto as Exhibit C is a true and complete copy of the Resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of the Guaranty and the Parent Guaranty dated as of October 30, 2001 by the Company for the benefit of Wells Fargo HSBC Trade Bank, N.A (the “Guaranty Agreement”) and the documents related thereto;

4.                                       The Senior Vice President and Chief Financial Officer of the Company has full authority given to him by the Board of Directors of the Company to enter into the transactions contemplated by the Guaranty Agreement without express Board approval;

5.                                       The following people are duly elected or appointed, qualified and acting officers of the Company holding the office set forth opposite each such officers’ respective names below, the signature appearing opposite each such name below is the genuine signature of such person and each such person is authorized to execute the Guaranty Agreement and the documents related thereto:

NAME	OFFICE	SIGNATURE

William A. Angus III	Senior Vice President and Chief Financial Officer	/s/ William A. Angus III

IN WITNESS WHEREOF, I have hereunto set my hand this 30 day of October, 2001.

/s/ Pascal Didier
Pascal Didier
President

I, the undersigned, as Senior Vice President and Chief Financial Officer of Cymer, Inc., do hereby certify that Pascal Didier is the duly elected, qualified and acting President of the Company, and that his signature on the foregoing certificate is his genuine signature.

/s/ William A. Angus III
William A. Angus III
Senior Vice President and Chief Financial Officer

Schedule 2.01(c)

(DIRECTOR’S/OFFICER’S) CERTIFICATE OF (BORROWER/GUARANTOR)

I,                                           , do hereby certify that I am the [Director / Chief Financial Officer] of (Borrower/Guarantor) (the “Company”), and do further hereby certify pursuant to that certain Credit Agreement dated as of                      , 2001 (the “Credit Agreement”) by and between the Cymer Japan, Inc. and Wells Fargo HSBC Trade Bank N.A. (capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement), that:

(a)          the borrowing requested hereby complies with the requirements of Section 1.02 of the Credit Agreement;

(b)         [except to the extent set forth on Annex A hereto,]: (i) each Loan Document Representation and Warranty is true and correct in all material aspects at and as of the date hereof and (except to the extent the undersigned gives notice to the Bank to the contrary prior to 5:00 p.m. (California time) on the Business Day before the requested date for the making of the Loans) will be true and correct in all material aspects at and as of the time the Loans are made, in each case both with and without giving effect to the Loans and the application of the proceeds thereof, and (ii) no Default has occurred and is continuing as of the date hereof or would result from the making of the Loans or from the application of the proceeds thereof if the Loans were made on the date hereof, and (except to the extent the undersigned gives notice to the Bank to the contrary prior to 5:00 p.m. (California time) on the Business Day before the requested date for the making of the Loans) no Default will have occurred and be continuing at the time the Loans are to be made or would result from the making of the Loans or from the application of the proceeds thereof.

This Certificate is given in my capacity as the Director / Chief Financial Officer of the Company.

IN WITNESS WHEREOF, I have signed my name as the Director / Chief Financial Officer of the Company this           day of                     2001.

[ ]
[Director / Chief Financial Officer]

I,                                  , the Representative Director / President of [Borrower/Guarantor], do hereby certify that                                                 is the duly qualified Director / Chief Financial Officer of [Borrower/Guarantor], that the signature set forth above is his genuine signature and that the statements in the foregoing certificate are true and correct.

[ ]
[Representative Director/President]

Schedule 2.01(f)

[Letterhead of Borrower]

CERTIFICATE OF NEGOTIATING OFFICER

Dated October 30, 2001

Cymer Japan, Inc. (the “Company”) is today entering into the Credit Agreement dated as of October 30, 2001 (the “Credit Agreement”), with Wells Fargo HSBC Trade Bank, N.A. (the “Bank”).  Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

I am the Director of the Company who was principally involved in negotiating the Credit Agreement.

I hereby confirm that I have read the Loan Documents and that I understand that they require the Company to waive any rights it may have to trial by jury and to claim any special, indirect and consequential damages.  I also understand that the Loan Documents prohibit prepayment of any Loan by the Company.  I also confirm that I understand that the Loan Documents embody the entire agreement between the Company and the Bank and supersede all prior agreements, representations and understandings relating to the subject matter thereof.

I further confirm that I have reviewed my understanding of the Loan Documents with Messrs. Miyake & Yamazaki and Messrs. Cooley Godward LLP who have acted as lawyers for the Company in the transaction.

I further confirm that I have reviewed the terms and provisions of the Loan Documents with the Board of Directors of the Company and that, in particular, I have called to their attention those provisions under and pursuant to which (a) the Company waives its right to trial by jury and its right to claim special, indirect and consequential damages, (b) the Company agrees that it has no voluntary right to prepay any Loan prior to the Maturity Date, and (c) the Loan Documents embody the entire agreement between the Company and the Bank relating to the subject matter thereof and supersede all prior agreements, representations and understandings, if any, relating to the subject matter thereof and may only be amended, or any of the terms or provisions thereof waived, or any departures therefrom consented to, in a writing signed by the Bank.

Finally, I confirm to you that in the course of negotiating the Loan Documents I worked principally with Ms. Kollyn Kanz and neither he/she nor any other representative of the Bank, nor the lawyers for the Bank, made any representations to me that are inconsistent with the terms and provisions of the Loan Documents.

/s/ William A. Angus III
William A. Angus III
Director

Schedule 3.03

SCHEDULE OF REQUIRED CONSENTS AND
GOVERNMENTAL APPROVALS

Application Form for Income Tax Convention (Relief from Japanese Income Tax on Interest)

Schedule 3.04

SCHEDULE OF MATERIAL LITIGATION

One of Japanese contract manufacturers for Cymer, Inc. has been given a warning letter by Komatsu Limited, a Japanese corporation, that the laser products it manufactures and supplies to Cymer, Inc. could infringe Komatsu Limited’s multiple Japanese patents.  Parties had negotiated for a possible settlement, but nothing was agreed upon.  Komatsu Limited might proceed to a legal action based on such patents against Cymer, Inc. as well as Cymer Japan, Inc.

Cymer, Inc. has been named as a defendant in several putative shareholder class action lawsuits which were filed in September and October, 1998 in the U. S. District Court for the Southern District of California.  Certain executive officers and directors of Cymer, Inc. are also named as defendants.  The plaintiffs purport to represent a class of all persons who purchased Cymer, Inc.’s Common Stock between April 24, 1997 and September 26, 1997 (the “Class Period”).  The complaints allege claims under the federal securities laws.  The plaintiffs allege that Cymer, Inc. and the other defendants made various material misrepresentations and omissions during the Class Period.  The complaints do not specify the amount of damages sought.  The complaints have been consolidated into a single action and a class representative has been appointed by the court.  A consolidated amended complaint was filed in early August, 1999.  On November 5, 1999, Cymer, Inc. and the other defendants filed a motion to dismiss the consolidated amended claim for failure to state a cause of action.  On April 1, 2000, the court granted defendant’s motion to dismiss with leave to amend the complaint by the plaintiffs.  The plaintiffs filed their second amended complaint on June 5, 2000.  Cymer, Inc. moved to dismiss the amended complaint on August 4, 2000.  On January 22, 2001, the court heard oral argument on Cymer, Inc.’s motion to dismiss, but has not yet decided the motion.

Cymer, Inc. has been named as a defendant in a complaint for (1) breach of contract, (2) breach of covenant of good faith and fair dealing, (3) wrongful termination in violation of public policy, (4) intentional misrepresentation, and (5) negligent misrepresentation arising out of the termination of the plaintiff (Gerald Haugen), a former employee at Cymer, Inc.’s San Diego location.  The plaintiff’s termination was part of an overall staff reduction program. The plaintiff has plead damages in excess of $200,000 principally resulting from the exercise of the plaintiff’s stock options.  The pleading was filed with the Superior Court of the State of California in San Diego.  The plaintiff has agreed to dismiss the complaint without prejudice, and expects to enter into a settlement agreement within the next thirty (30) days.

Schedule 4.04

SCHEDULE OF EXISTING GUARANTIES

NONE.

Schedule 4.05

SCHEDULE OF LIENS

NONE.

Schedule 4.11

TRANSACTIONS WITH AFFILIATES

NONE.

Schedule 5.01(a)

[CYMER JAPAN, INC.]

CERTIFICATE AS TO QUARTERLY FINANCIAL STATEMENTS

I,                                  , [Director] of Cymer Japan, Inc., a Japanese corporation (the “Borrower”), hereby certify, pursuant to Section 5.01(a) of the Credit Agreement dated as of                                 , 20     between the Borrower and Wells Fargo HSBC Trade Bank, N.A. (the “Credit Agreement”) that:

1.                           (a)    The accompanying unaudited financial statements of the Borrower as at and for the quarterly accounting period ending                           , 20    , are complete and correct and present fairly in all material respects, in accordance with Generally Accepted Accounting Principles (except for changes therein or departures therefrom described below that have been approved in writing by Messrs. , the Borrower’s current independent certified public accountants), the financial position of the Borrower as at the end of such quarterly period, and the results of operations for such quarterly period, and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case on the basis presented and subject only to normal year-end auditing adjustments and the absence of auditor’s footnotes.

(b)    Except as disclosed or reflected in such financial statements, as at          , the Borrower did not have any Liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, have had or might have a Materially Adverse Effect on the Borrower.

2.                           (a)    The changes in and departures from Generally Accepted Accounting Principles are as follows:

All such changes have been approved in writing by Messrs.                                     .

(b)    Attached as Annex A are unaudited financial statements of the Borrower as at                                         and for the quarterly accounting period ending                      , 200  , which have been prepared in accordance with Generally Accepted Accounting Principles without giving effect to the changes referred to in Paragraph 2(a) of this Certificate or any previous Certificate. Such financial statements are complete and correct and present fairly in all material respects, in accordance with Generally Accepted Accounting Principles, the financial position of the Borrower as at the end of such quarterly period, and the results of operations for such quarterly period, and for the elapsed portion of the fiscal year ending with the last day of such quarterly period, in each case on the basis presented and subject only to normal year-end auditing adjustments and the absence of auditor’s footnotes.]*

*                      Paragraph (b) should be included in, and Annex A attached to, the Certificate only if changes from Generally Accepted Accounting Principles are specified in Paragraph 2(a) of this or any previous Certificate.

3.                           There follow the calculations required to establish whether or not the Borrower was in compliance with the following Sections of the Agreement:

(a)                      Section 4.08.

(b)                     Section 4.09.

4.                           Based on an examination sufficient to enable me to make an informed statement, no Default exists, including, in particular, any such arising under the provisions of Article 4, except the following:

5.                           Capitalized term not defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

[If none such exist, insert “None”; if any do exist, specify the same by Section, give the date the same occurred, whether it is continuing, and the steps being taken by the Borrower with respect thereto.]

Dated:

CYMER JAPAN, INC.

William A. Angus III
Director

Schedule 5.01(b)

[CYMER JAPAN, INC.]

CERTIFICATE AS TO YEAR-END FINANCIAL STATEMENTS

I, William A. Angus III, a Director of Cymer Japan, Inc., a Japanese corporation (the “Borrower”), hereby certify, pursuant to Section 5.01(b) of the Credit Agreement dated as of                          , 20     between the Borrower and Wells Fargo HSBC Trade Bank, N.A. that:

1.                           (a)    The accompanying financial statements of the Borrower as at                        and for the [fiscal year] [12 months] ending                            , 20      , are complete and correct and present fairly in all material respects, in accordance with Generally Accepted Accounting Principles (except for changes therein or departures therefrom described below, that have been approved in writing by Messrs.                           , the Borrower’s current independent certified public accountants), the financial position of the Borrower as at the end of such fiscal [year] [period], and the results of operations for such fiscal [year] [period], in each case on the basis presented.

(b)    Except as disclosed or reflected in such financial statements, as at                           , the Borrower did not have any Liability, contingent or otherwise, or any unrealized or anticipated loss, that, singly or in the aggregate, have had or might have a Materially Adverse Effect on the Borrower.

2.                           (a)    The changes in and departures from Generally Accepted Accounting Principles are as follows:

All such changes have been approved in writing by Messrs.                      .

[(b)    Attached as Annex A are unaudited financial statements of the Borrower as at                                     and for the [fiscal year] [12 months] ending                              , 20     , which have been prepared in accordance with Generally Accepted Accounting Principles without giving effect to the changes referred to in Paragraph 2(a) of this Certificate or any previous Certificate. Such financial statements are complete and correct and present fairly in all material respects, in accordance with Generally Accepted Accounting Principles, the financial position of the Borrower and as at the end of such fiscal [year] [period], and the results of operations for such fiscal [year] [period], in each case on the basis presented.]*

*                      Paragraph (b) should be included in, and Annex A attached to, the Certificate only if changes from Generally Accepted Accounting Principles are specified in Paragraph 2(a) of this or any previous Certificate.

3.                           There follow the calculations required to establish whether or not the Borrower was in compliance with the following Sections of the Agreement:*

(a)                                  Section 4.08.

(b)                                 Section 4.09.

*                      The calculations should be made in the same manner and with the same degree of detail as the calculations set forth in the certificate delivered by the Borrower pursuant to Section 2.01(h).

4.                           Based on an examination sufficient to enable me to make an informed statement, no Default exists, including, in particular, any such arising under the provisions of Article 4, except the following:

[If none such exist, insert “None”; if any do exist, specify the same by Section, give the date the same occurred, whether it is continuing, and the steps being taken by the Borrower with respect thereto.]

5.                           Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Credit Agreement.

Dated:

CYMER JAPAN, INC.

By
Name: William A. Angus III
Title: Director

Schedule 5.02(a)

SCHEDULE OF HISTORICAL FINANCIAL INFORMATION

1. Cymer Japan, Inc. Summary Statement of Operations, 12/00
2. Cymer Japan, Inc. Summary Balance Sheet, 12/00
3. Cymer Japan, Inc. Summary Statement of Operations, 03/01
4. Cymer Japan, Inc. Summary Balance Sheet, 03/01
5. Cymer Japan, Inc. Summary Statement of Operations, 06/01
6. Cymer Japan, Inc. Summary Balance Sheet, 06/01

EXHIBIT A

[CYMER JAPAN, INC.]

PROMISSORY NOTE

Los Angeles, California

             October 30, 2001

FOR VALUE RECEIVED, Cymer Japan, Inc. (the “Borrower”) hereby promises to pay to the order of Wells Fargo HSBC Trade Bank, N.A. (the “Bank”) the principal amount of the Japanese yen equivalent (determined as provided in the Credit Agreement referred to below) Twenty Million Dollars ($20,000,000), or, if less, the principal amount of the Loans outstanding, on the dates and in the amounts specified in Section 1.04 of the Credit Agreement referred to below, and to pay interest on such principal amount on the dates and at the rates specified in Section 1.03 of such Credit Agreement. All payments due the Bank hereunder shall be made to the Bank at the place, in the type of money and funds and in the manner specified in Section 1.09 of such Credit Agreement.

Each holder hereof is authorized to endorse on the grid attached hereto, or on a continuation thereof, each Loan and each payment with respect thereto.

Presentment, demand, protest, notice of dishonor and notice of intent to accelerate are hereby waived by the undersigned.

This Note evidences Loans made under, and is entitled to the benefits of, the Credit Agreement, dated as of October 30, 2001, between the Borrower and the Bank, as the same may be amended from time to time. Reference is made to such Credit Agreement, as so amended, for provisions relating to the prepayment and the acceleration of the maturity hereof. This Note is also entitled to the benefits of the Guaranty Agreement,.

This Note shall be construed in accordance with and governed by the law of the State of California (without giving effect to its choice of law principles).

CYMER JAPAN, INC.

By	/s/ William A. Angus III
Name: William A. Angus III
Title: Director

GRID

PROMISSORY NOTE

Date	Amount of Loan	Amount of Principal Paid,	Unpaid Principal Amount of Note	Notation Made By

EXECUTION COPY

PARENT GUARANTY

THIS PARENT GUARANTY  (this “Guaranty”), entered into as of this 30th day of October, 2001, by CYMER, INC., a Nevada corporation (together with its permitted successors, assigns and transferees, “Guarantor”), for the benefit of WELLS FARGO HSBC TRADE BANK, N.A., a national banking association (together with its successors, assigns and transferees, “Bank”), and with respect to that certain Credit Agreement of even date herewith (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”) between Bank and CYMER JAPAN, INC., a Japanese corporation (together with its permitted successors, assigns and transferees, “Borrower”).

W I T N E S S E T H:

WHEREAS, Borrower is a wholly-owned Subsidiary of Guarantor; and

WHEREAS, it is a condition precedent to the effectiveness of the Loan Documents that Guarantor shall have executed and delivered to the Bank this Guaranty;

NOW, THEREFORE,  in order to induce Bank to execute and deliver the Loan Documents, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Guarantor hereby covenants and agrees with Bank as follows:

1.             Definitions.  The following terms when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof).  All capitalized terms not defined herein shall have the meaning set forth in the Credit Agreement.

“Bank” has the meaning given it in the preamble.

“Guaranteed Obligations” has the meaning given it in Section 2.1 hereof.

“Guarantor” has the meaning given it in the preamble.

“Guaranty” has the meaning given it in the preamble.

“Interest” shall mean all or any of the right, title, or interest and obligations of Bank in and to the Loan Documents, and all or any of the benefits, advantages and obligations of Bank under the Loan Documents.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise.

“Credit Agreement” has the meaning given it in the preamble.

“Borrower” has the meaning given it in the preamble.

“Subsidiary” shall mean any corporation, partnership, joint venture, association or other business entity of which Guarantor now or hereafter owns, directly or indirectly, securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other governing body thereof.

2.             Guaranty Provisions.

2.1           Guaranteed Obligations.  Guarantor hereby absolutely, unconditionally and irrevocably guarantees:

(i)            the full and prompt payment when due (whether at an the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of Borrower incurred under the Credit Agreement and other Loan Documents, now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and other Loan Documents, and the due performance and compliance by Borrower with the terms of the Credit Agreement and other Loan Documents; and

(ii)           all costs, fees, expenses and other amounts set forth in Section 11.2 hereof or any other provisions of this Guaranty;

all such obligations, liabilities, sums and expenses set forth in clauses (i) and (ii) of this Section 2.1 being collectively called the “Guaranteed Obligations”, it being acknowledged and agreed that the “Guaranteed Obligations” shall include Loans made under the Loan Documents, whether made on the date of this Guaranty or from time to time after the date of this Guaranty.

2.2           Guaranty of Payment.  This Guaranty constitutes a guaranty of payment when due and not merely of collection, and Guarantor specifically agrees that it shall not be necessary or required that Bank exercise any right, assert any claim or demand or enforce any remedy whatsoever against Borrower (or any other Person) or any property before or as a condition to the obligations of Guarantor hereunder.

2.3           Guaranty Absolute, etc.  This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all of the Guaranteed Obligations have been absolutely, irrevocably, and unconditionally fulfilled, performed or met, whether by Guarantor, Borrower or other Person.  Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Bank. Without limiting the foregoing, the liability of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, to the fullest extent permitted by applicable laws irrespective of:

(a)           any lack of validity, legality or enforceability of the Loan Documents or any lack of capacity or change in status of the Borrower (including, without limitation, any bankruptcy

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reorganization, insolvency, merger, consolidation, liquidation or other proceeding or event relating to the Borrower);

(b)           any exercise of, or any election not or failure to exercise, delay in the exercise of, waiver of, or forbearance or other indulgence with respect to, any right, remedy or power available to Bank, including (i) any election not or failure to exercise any right of setoff, recoupment or counterclaim, (ii) any election of remedies effected by Bank, including the foreclosure upon any real estate constituting collateral, whether or not such election affects the right to obtain a deficiency judgment, and (iii) any election by Bank in any proceeding under the Bankruptcy Code of the application of Section 1111(b)(2) of such Code;

(c)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other increase, decrease, prepayment, extension, compromise or renewal of any Guaranteed Obligation;

(d)           any increase, reduction, limitation, impairment or termination (except to the extent the Guaranteed Obligations are thereby absolutely, irrevocably, indefeasibly, and unconditionally fulfilled, performed or met) of the Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, the Guaranteed Obligations;

(e)           any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Loan Documents;

(f)            any addition, exchange, release, surrender or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, provided in favor of Bank in connection with the Guaranteed Obligations; or

(g)           any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, Guarantor, any surety or any guarantor.

2.4           Reinstatement, etc. Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by Bank, upon the insolvency, bankruptcy or reorganization of Guarantor, Borrower or otherwise, as though such payment had not been made.

2.5           Rights and Remedies.  Guarantor waives any and all rights under Section 2845 of the California Civil Code or any other provision of any other applicable law to require Bank to (a) proceed against Borrower; (b) proceed against or exhaust any security held from Borrower; or (c) pursue any other remedy in Bank’s power whatsoever.  Bank may, at its election, exercise any right or remedy it may have against Guarantor or any security now or hereafter held by or for the benefit of Bank including, without limitation, the right to foreclose upon any such security by

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judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor hereunder except to the extent the Guaranteed Obligations may thereby be paid, even though any rights which Guarantor may have or otherwise might obtain by subrogation against others might be diminished or destroyed.  Guarantor waives all rights and defenses arising out of an election or non-election of remedies by Bank, even though that election or non-election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure.  Guarantor acknowledges that any such exercise or non-exercise of a right or remedy with respect to any collateral security for the Guaranteed Obligations may result in a loss, in part or whole, of Bank’s right to collect from Borrower any deficiency that may remain after any such exercise of such a right or remedy and that, where such a loss occurs, Guarantor will also suffer a loss of any rights and remedies, arising in law or equity, which Guarantor may have to collect any amount from Borrower; and Guarantor agrees to remain bound notwithstanding any such loss.  Only the net proceeds from any such foreclosure, after deduction of all costs and expenses authorized to be deducted pursuant to the documents under which such security is held or by law, shall be applied against the Guaranteed Obligations.  Bank may at its discretion purchase all or any part of such security so sold or offered for sale for its own account and may apply against the amount bid therefor all or any part of the Guaranteed Obligations for which such security is held; and in such case, only that portion of the Guaranteed Obligations so applied, after deduction of all costs and expenses authorized to be deducted pursuant to the documents under which such security is held or law, shall be applied against the Guaranteed Obligations.  Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Borrower or any such security, whether resulting from the election by Bank to exercise any right or remedy it may have against Borrower, any defect in, failure of, or loss or absence of priority with respect to Bank’s interest in such security, or otherwise.  In the event that any foreclosure sale is deemed to be not commercially reasonable, Guarantor waives any right that it may have to have any portion of the Guaranteed Obligations discharged except to the extent of the amount actually bid and received by Bank at any such sale.  Bank shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of payment hereunder or enforcement hereof.

2.6           Separate Guaranteed Obligation.  The obligations hereunder are independent of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or whether Borrower be joined in any such action or actions; Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof, to the fullest extent permitted by law.  Any part performance of the Guaranteed Obligations by Borrower or other circumstances, which operate to toll any statute of limitations as to Borrower shall not operate to toll the statute of limitations as to Guarantor.  Guarantor hereby waives any rights it may have under Sections 2809 and 2810 of the California Civil Code and reaffirms that, in any event, the obligations of Guarantor are independent of those of Borrower.  Guarantor understands that Bank would not have entered into the transaction with the Guarantor in the absence of the foregoing covenants by Guarantor and the other covenants of Guarantor contained in this Guaranty.

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2.7           Covenant to Prevent Events of Default.  Guarantor covenants and agrees that on and after the date hereof until such time as (i) each of the Loan Documents is terminated in its entirety and no provision thereof remains in force and effect and (ii) all outstanding payments and obligations arising therefrom or from this Guaranty including, without limitation, the Guaranteed Obligations, have been paid in full, Guarantor shall take, or refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in the Loan Documents, and so that no Event of Default, is caused by the actions or failure to act of Guarantor or any of its Subsidiaries.

2.8           Waiver of Notices and Demands.  Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of default, and notices of acceptance of this Guaranty and of the existence, creation or incurring of new or additional Guaranteed Obligations.  At the option of Bank, Guarantor may be joined in any action or proceeding commenced by Bank against Borrower in connection with or based upon the Guaranteed Obligations or any security therefor and recovery may be had against Guarantor in such action or proceeding, without any requirement that Bank first assert, prosecute or exhaust any remedy or claim against Borrower.  Without limiting the foregoing, Guarantor acknowledges that repeated and successive demands may be made and payments or performance made hereunder in response to such demands as and when, from time to time, Borrower may default in performance of the Guaranteed Obligations.  Notwithstanding any such performance hereunder, this Guaranty shall remain in full force and effect and shall apply to any and all subsequent defaults by Borrower in payment or performance of the Guaranteed Obligations.

2.9           Waiver of Defenses.  Guarantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower.  Guarantor waives any setoff, recoupment, defense or counterclaim which Borrower or Guarantor may have or claim to have against Bank. Guarantor waives any and all rights under California Civil Code Sections 2787 through 2855.  All payments due to Bank hereunder shall be made without any reduction or deduction whatsoever, including any reduction or deduction for taxes (except for any withholding or deduction for taxes required to be withheld or deducted under Applicable Law).

2.10         Right of Subrogation.  Notwithstanding any payment or payments made by Guarantor hereunder or any setoff or application of funds of Guarantor by Bank, Guarantor shall not be entitled to be subrogated to any of the rights of Bank against Borrower or any other Person or any collateral security or Guaranty or right of offset held by Bank for the payment of the Guaranteed Obligations, nor shall Guarantor, in its capacity as Guarantor, seek or be entitled to seek any contribution or reimbursement from Borrower or any other Person in respect of payments made by Guarantor hereunder until all the Guaranteed Obligations have been absolutely, irrevocably, indefeasibly and unconditionally fulfilled, performed or met.  If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations and all amounts owing hereunder shall not have been paid in full, such amount shall be held by Guarantor in trust for Bank, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Bank in the exact form received by Guarantor (duly indorsed by Guarantor to Bank, if required), to be applied

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against the Guaranteed Obligations, whether matured or unmatured, in such order as Bank may determine.

2.11         Transfers of Interests, etc.  This Guaranty shall inure to the benefit of and be enforceable by Bank.  Without limiting the generality of Section 11.1, Bank may assign or otherwise transfer (in whole or in part) any Interest held by it to any Eligible Assignee who is vested with Bank’s rights and benefits in respect of such Interest under the Loan Documents, and such Eligible Assignee shall thereupon become vested with all rights and benefits in respect thereof granted to Bank under the Loan Documents and this Guaranty or otherwise.

2.12 Time, Place and Manner of Payments by the Guarantor.   (a) All payments due to Bank hereunder shall be made to Bank at time and place and in the manner specified under Section 1.09 of the Credit Agreement.

(b) In the case of each Guaranteed Obligation that is payable in a currency other than Dollars, the Guarantor shall, at Bank’s option, either pay the unpaid amount of such Guaranteed Obligation in accordance with the provisions of Section 2.12(a) or pay to Bank at the Bank’s Office the equivalent thereof in Dollars computed at the Bank’s selling rate, on the date such Guaranteed Obligation became or was deemed to be due, for cable transfers of such foreign currency to the place where such Guaranteed Obligation is payable, and shall hold Bank harmless from any loss incurred by it arising from any change in the value in Dollars of such foreign currency between the date such Guaranteed Obligation became or was deemed to be due and the date of payment thereof.  For the avoidance of doubt, it is understood that the exchange rate used for this purpose may be less favorable to the Guarantor than the definition of the Applicable Currency Exchange Rate.  If on the date such Guaranteed Obligation became or was deemed to be due no such selling rate is quoted by Bank, or if at any time Bank is unable for any reason, including interruption of communications between Bank and any branch, to establish the amount of such Guaranteed Obligation, Bank may reasonably determine the equivalent in Dollars of the amount of such Guaranteed Obligation on the basis of such factors as it shall, in its sole reasonable judgment, deem appropriate, and the Guarantor shall be obligated, on demand, to furnish such security or to make such payments on account of its contingent liability hereunder in respect of such Guaranteed Obligation as Bank shall reasonably request.

2.13   Without prejudice to the Bank’s rights hereunder and under the Loan Agreement, Guarantor hereby agrees to pay directly to the Bank on behalf of the Borrower all mounts specified under Section 1.07 of the Credit Agreement, and authorizes and instructs the Bank to debit any such amounts due from the Guarantor’s account at the Bank (account number 4496888819).

3.             Representations and Warranties. Guarantor hereby represents and warrants and covenants that:

(a)           Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was incorporated, and is qualified to do business and is in good standing as a foreign corporation in each other state or jurisdiction where the character of the property owned or the nature of its business requires it to be so qualified, except where the

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failure to so qualify would not be reasonably expected to have a material adverse change to Guarantor’s business, operations or financial statements;

(b)           neither the execution nor delivery of this Guaranty or any of the other documents related hereto nor performance of nor compliance with the terms and provisions hereof or thereof will conflict with or result in a breach of any laws, statutes, codes, rules, ordinance, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations or orders of any governmental department, commission, board, courts, authority or agency binding upon Guarantor (collectively, “Laws and Permits”) or any other material agreement or instrument binding upon Guarantor or any of its property (collectively, “Property”), or conflict with or result in a breach of any provision of the charter documents or by-laws of Guarantor.  No authorization, consent or approval or other action by, and no notice to or filing with, any governmental authority is required to be obtained or made by Guarantor for the due execution, delivery and performance by Guarantor of this Guaranty.

(c)           Guarantor has full power and authority to execute, deliver and perform this Guaranty and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary company action.  No consent or approval is required as a condition to the validity or performance of, or the exercise by Bank of any of its rights and remedies under this Guaranty.

(d)           this Guaranty constitutes legal, valid and binding obligations enforceable against Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditor’s rights generally and by general principles of equity, and its execution and performance will not cause a breach, or an act which with the passage of time or the giving of notice, or both, would constitute a breach, of any other material agreement to which Guarantor is a party or to which any of its respective properties is subject;

(e)           Guarantor is now, after giving effect to this Guaranty, and at all times during the term of this Guaranty shall be, solvent;

(f)            the principal place of business of Guarantor is 16750 Via Del Campo Court, San Diego, CA  92127;

(g)           there is no action, suit, or proceeding at law or in equity or by or before any governmental instrumentality or other agency, domestic or foreign, now pending or, to the knowledge of Guarantor, threatened against Guarantor or any property or rights of Guarantor, the effect of which would result in a material adverse change to Guarantor’s business, operations or financial statements.  Guarantor is not in default in any material respect with respect to any judgment, writ, injunction, decree, rule, or regulation applicable to Guarantor of any court or governmental instrumentality or other agency, domestic or foreign, which would result in a material adverse change to Guarantor’s business, operations or financial statements; and

(h)           neither this Guaranty nor any of the other certificates, statements or information furnished to Bank by or on behalf of Guarantor in connection with this Guaranty or the transactions contemplated hereby contains or will contain any untrue statement of a material fact

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or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, misleading.

4.             Covenants. Guarantor covenants and agrees that so long as any Guaranteed Obligation is outstanding it shall comply with the following provisions.

4.1           Mergers.  Guarantor shall not enter into any transaction which violates Section 5.1 of the Parent Credit Agreement or, if the Parent Credit Agreement shall not be in effect, any transaction which would violate said section 5.1 if it were in effect.

5.             Renewal and Extension.  Guarantor authorizes Bank, without notice to, demand of, or consent from Guarantor, and without affecting its liability to Bank hereunder, from time to time to (a) renew, extend, accelerate or otherwise change the time or place for payment of, or otherwise change the terms of the Guaranteed Obligations or any part thereof; (b) take and hold security for the payment or performance of the Guaranteed Obligations or this Guaranty, and exchange, enforce, waive, surrender, modify, impair, change, alter, renew, continue, compromise or release in whole or in part any security, or fail to perfect its interest in any such security or to establish its priority with respect thereof; (c) release Borrower, in whole or in part, from any or all of the Guaranteed Obligations or substitute any or all of the Guaranteed Obligations; (d) settle or compromise any or all of the Guaranteed Obligations with Borrower or any endorser or guarantor of the Guaranteed Obligations; and (e) subordinate any or all of the Guaranteed Obligations to any other obligations of or claim against Borrower, whether owing to or existing in favor of Bank or any other party.  Guarantor shall be and remains bound hereunder notwithstanding any such renewal, extension, acceleration, change, taking, holding, exchange, enforcement, waiver, surrender, modification, impairment, alteration, renewal, continuation, compromise, release, failure, application, direction, substitution, settlement, or subordination.

6.             Insolvency.  In the event that Borrower becomes insolvent or files a petition for reorganization, arrangement, composition, discharge or similar relief under any present or future provision of the Bankruptcy Code, or if such a petition be filed against Borrower, and in any such proceedings some or all of the Guaranteed Obligations shall be terminated or rejected or any of the Guaranteed Obligations modified or abrogated, Guarantor agrees that its liability hereunder shall not thereby be affected or modified, and such liability shall continue in full force and effect as if no such action or proceeding had occurred.  This Guaranty shall continue to be effective or reinstated, as the case may be, if any payment of any of the obligations must be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower or Guarantor, or otherwise, as though such payment had not been made.

7.             Duty To Keep Informed. Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower until the termination of all of the Guaranteed Obligations hereunder pursuant to Section 2 above, and of all other circumstances bearing upon the risk of nonpayment or default under the Guaranteed Obligations which diligent inquiry would reveal, and agrees that Bank shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstances.

8.             Lien and Right of Setoff.  In addition to all liens upon, and right of setoff against the moneys, securities or other property of Guarantor given to Bank by law, Bank shall have a

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lien upon and right to setoff against all moneys, securities and other property of Guarantor now or hereafter in the possession of or on deposit with Bank, whether held in a general or special account or deposit, or for safekeeping or otherwise; and every such lien and right of setoff may be exercised without demand upon or notice to Guarantor.  No lien or right to setoff shall be deemed to have been waived by any act or conduct on the part of Bank, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing; and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by an instrument in writing executed by Bank.

9.             Subordination of Liens.  Any obligations of Borrower now or hereafter held by Guarantor are hereby subordinated to the Guaranteed Obligations; and such obligations of Borrower to Guarantor if Bank so requests shall, upon the occurrence and during the continuation of a Default or Event of Default, be collected, enforced, supervised and received by Guarantor as trustee for Bank and be paid over to Bank but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

10.           Officers and Directors.  It is not necessary for Bank to inquire into the power of Guarantor or the officers, directors or agents acting or purporting to act on Guarantor’s behalf, and any obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

11.           Miscellaneous Provisions.

11.1         Binding on Successors, Transferees and Assigns; Assignment of Guaranty.  This Guaranty shall be binding upon Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by Bank and its respective successors and assigns; provided, however, that Guarantor may not transfer or assign any of its obligations hereunder or, as long as the Guarantor shall have any liability hereunder, enter into any transaction which violates Section 4.1 without, in each case, the prior written consent of Bank (any such transfer, assignment or transaction without such consent to be void) which consent shall not be unreasonably withheld.

11.2         Expenses of Borrower. Guarantor shall reimburse Bank for any and all costs or expenses incurred by or on behalf of Bank (including, without limitation, any reasonable legal fees and expenses of Bank’s in-house or outside counsel and any fees and expenses incurred by any auditor or in connection with any audit) in the preparation and consummation of this Guaranty.

11.3         Amendments, etc.  No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Bank and the Guarantor and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

11.4         Addresses for Notices to Guarantor.  All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing and directed to the address

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described in, and deemed received in accordance with the provisions of, Section 8.01 of the Credit Agreement.

11.5         No Waiver; Remedies.  In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

11.6         Section Captions.  Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

11.7         Severability.  Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

11.8         Termination of Guaranty.  The obligations of Guarantor under this Guaranty shall terminate on the date upon which (i) Guarantor has fully performed all of its obligations under this Guaranty and (ii) all Guaranteed Obligations are satisfied in full.

11.9         Entire Agreement.  This Guaranty constitutes and contains the entire agreement of the parties with respect to the subject matter hereof, and supersedes any and all prior negotiations, correspondence, understandings, and agreements respecting the subject matter hereof.

11.10.      Counterparts.  This Guaranty may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereof and hereto were upon the same instrument.

11.11                     Governing Law.  THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH INTERNAL LAWS OF THE STATE OF CALIFORNIA.  FOR PURPOSES OF ANY ACTION OR PROCEEDING INVOLVING THIS GUARANTY, GUARANTOR HEREBY EXPRESSLY SUBMITS TO THE JURISDICTION OF ALL FEDERAL AND STATE COURTS LOCATED IN THE STATE OF CALIFORNIA AND CONSENTS THAT IT MAY BE SERVED WITH ANY PROCESS OR PAPER BY REGISTERED MAIL OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF CALIFORNIA.

11.12       Waiver of Jury Trial.  GUARANTOR AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY.

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IN WITNESS WHEREOF,  Guarantor has caused this Guaranty to be duly executed as of the date first set forth above.

CYMER, INC., a Nevada corporation

By	/s/ William A. Angus, III

Its Senior Vice President and Chief Financial Officer

Accepted by:

WELLS FARGO HSBC TRADE BANK N.A.,
a national banking association

By	/s/ Kollyn D. Kanz

Its Assistant Vice President

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AMENDMENT NO. 1

DATED AS OF JUNE 7, 2002

TO

CREDIT AGREEMENT

DATED AS OF OCTOBER 30, 2001

CYMER JAPAN, INC., a Japanese corporation, and WELLS FARGO HSBC TRADE BANK, N.A., hereby agree as follows:

1.             Credit Agreement.  Reference is made to the Credit Agreement (the “Credit Agreement”), dated as of October 30, 2001, between Cymer Japan, Inc. (the “Borrower”) and Wells Fargo HSBC Trade Bank, N.A. (the “Bank”), and Parent Guaranty (the “Guaranty”), dated as of October 30, 2001, by Cymer, Inc., a Nevada Corporation, for the benefit of the Bank and with respect to the Credit Agreement.  Terms used but not defined in this Amendment No. 1 (this “Amendment”) shall have the meaning ascribed thereto in the Credit Agreement.

2.             Amendments.  Effective as of the Effective Date (as defined below), the definition of “Termination Date” in Section 9.01(a) of the Credit Agreement is amended by deleting the words “June 15, 2002” and inserting, in lieu thereof, the words “June 16, 2003”.

3.             Continuing Effect of Credit Agreement.  Except as expressly provided herein, the Credit Agreement and the other Borrower Loan Documents shall remain unmodified and in full force and effect.  The Credit Agreement and the other Borrower Loan Documents, as amended by this Amendment, are hereby in all respects confirmed, approved and ratified.

4.             Representations and Warranties.  The Borrower represents and warrants to the Bank as follows:

(a)  The Borrower has the power, and has taken all necessary action (including any necessary stockholder action) to authorize it to authorize it to execute, deliver and perform this Amendment, to perform the Credit Agreement and the other Borrower Loan Documents as amended hereby, and to borrow Loans in the unused amount of the Commitment.

(b)  This Amendment has been duly executed and delivered by the Borrower.

(c)  This Amendment and the Credit Agreement and the other Borrower Loans Documents as amended hereby are each a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d)  The execution, delivery and performance in accordance with their respective terms by the Borrower of this Amendment and the Borrower Loan Documents as amended hereby, and each borrowing thereunder, whether or not in the amount of the unused Commitment, do not and (absent any change in any Applicable Law or applicable Contract) will not (a) require any Governmental Approval or any other consent or approval, including any consent or approval of any Subsidiary or any consent or approval, of the stockholders of the Borrower, other than Governmental Approvals and other consents and approvals that have been obtained, are final and not subject to review on appeal or to collateral attack, and are in full force and effect, or (b) violate, conflict with, result in a breach of, constitute a default under, or result in or require the creation of any Lien upon any assets of any of the Loan Party under, (i) any material Contract to which any Loan Party is a party or by which the any Loan Party or any of their respective properties may be bound or (ii) any Applicable Law binding upon any Loan Party or any of their respective properties.

(e)  Each representation and warranty made in the credit Agreement is true and correct at and as of the date hereof, both with and without giving effect to this Amendment.

(f)  No Default has occurred and is continuing or would result from this Amendment.

5.             Conditions to Effectiveness.  The effectiveness of the amendment set forth in Section 2 hereof shall be subject to the fulfillment to the satisfaction of the Bank, on or prior to June 15, 2002, of the following conditions precedent (the date on which all of such conditions precedent are so fulfilled is being called the “Effective Date”):

(a)              The Bank shall have received this Amendment duly executed by the Borrower and consent of Guarantor attached hereto duly executed by the Guarantor;

(b)             The Bank shall have received a certificate from a Director of the Borrower in substantially the form of Exhibit A attached hereto;

(c)     No Default shall have occurred and be continuing;

(d)    Each Loan Document Representation and Warranty shall be true and correct in all material respects:

(e)     Each representation and warranty contained in Section 4 hereof shall be true and correct in all material respects; and

(f)                Parent Credit Agreement is in full force and effect and the Parent is in full compliance with all of the covenants thereunder.

6.             Governing Law.  This Amendment shall be construed in accordance with and governed by the law of the State of California (without giving effect to its choice of law principles).

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7.             Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

8.             Headings.  Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

[The next page is the signature page]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers all as of the date hereof.

CYMER JAPAN, INC.

By:	/s/ Nancy J. Baker
Name: Nancy J. Baker
Title: Director

WELLS FARGO HSBC TRADE BANK, N.A.

By:	/s/ Kollyn D. Kanz
Name: Kollyn D. Kanz
Title: Assistant Vice President

CONSENT OF GUARANTOR

The undersigned, as guarantor of the Guaranteed Obligations under the parent Guaranty dated as of October 30, 2001, hereby acknowledges and consents to this Amendment and agrees that the Guaranty shall remain in full force and effect with respect to the obligations of the Borrower under the Credit Agreement and the other Loan Documents, as amended by this Amendment, and the Guarantor does further reaffirm the validity and enforceability of the Guaranty after the effectiveness of this Amendment.

Dated: June 7, 2002

CYMER, INC.

	By:	/s/ Nancy J. Baker

Name: Nancy J. Baker

Title: Senior Vice President and Chief Financial Officer

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EXHIBIT A

DIRECTOR’S CERTIFICATE

I, Pascal Didier, Representative Director of Cymer Japan, Inc., a Japanese corporation (the “company”), do hereby certify that:

1.                   The copy of the Articles of Incorporation of the Company delivered pursuant to Section 2.01(a) of the Credit Agreement dated as of October 30, 2001 between Wells Fargo HSBC Trade Bank, N.A. and the Company continues to be true and correct copy thereof in effect as of the date hereof;

2.                   Attached hereto as Exhibit            is a true and complete copy of the resolutions of the Board of Directors of the Company authorizing the execution and delivery of Amendment No. 1, dated as of June 7, 2002 (the “Amendment”), to the Credit Agreement, dated as of October 30, 2001, between Wells Fargo HSBC Trade Bank, N.A. and the Company (the “Credit Agreement”) and the performance of the Credit Agreement and the other Borrower Loan Documents (as defined in the Credit Agreement) as amended by the Amendment; and such resolutions are in full force and effect as of the date hereof;

3.                   Each Loan Document Representations and Warranty is true and correct in all material respects at and as of the date hereof;

4.                   Each representation and warranty in Section 4 of the Amendment is true and correct in all material respects at and as of the date hereof;

5.                   No Default has occurred and is continuing as of the date hereof;

6.                   The following persons are duly elected or appointed, qualified and acting officers of the Company holding the office set forth opposite each such officers’ respective names below, the signature appearing opposite each such name below is the genuine signature of such person and each such person is authorized to execute the Amendment and the documents relating thereto:

NAME	POSITION	SIGNATURE

Nancy J. Baker	Director	/s/ Nancy J. Baker

IN WITNESS WHEREOF, I have hereunto set may hand this 7th day of June, 2002.

/s/ Pascal Didier
Name: Pascal Didier
Title: Representative Director

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I, Nancy J. Baker, as Director of the Company, do hereby certify that Pascal Didier is the duly elected, qualified and acting Representative Director of the Company, and that his signature on the foregoing certificate is his genuine signature.

/s/ Nancy J. Baker
Name: Nancy J. Baker
Title: Director

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